UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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NVR, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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NVR, INC.
11700 Plaza America Drive
Reston, VA  20190
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Wednesday, May 2, 2018
11:00 A.M. Eastern Time
NVR, Inc. will hold its Annual Meeting of Shareholders at 11:00 A.M. (Eastern Time) on Wednesday, May 2, 2018.  We will hold the meeting at our corporate headquarters located at 11700 Plaza America Drive, Suite 500, Reston, Virginia, 20190.
We are holding the meeting for the following purposes:

1.	To elect twelve directors from the nominees named in the attached Proxy Statement;

2.	To ratify the appointment of the accounting firm of KPMG LLP as our independent auditor for the year ending December 31, 2018;

3.	To vote on an advisory resolution regarding the approval of compensation paid to certain executive officers;

4.	To approve the NVR, Inc. 2018 Equity Incentive Plan; and

5.	To transact other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
The above items are fully described in the attached Proxy Statement.  We have not received notice of any other matters that may properly be presented at the meeting.
Only shareholders of record at the close of business on March 2, 2018 will be entitled to vote at the meeting.  Whether or not you plan to attend the meeting, you are urged to date and sign the enclosed proxy card and return it promptly in the accompanying envelope. You are invited to attend the meeting in person.  If you do attend the meeting, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

James M. Sack
Secretary and General Counsel
March 20, 2018

NVR, INC.
11700 Plaza America Drive
Suite 500
Reston, VA  20190
Proxy Statement
This Proxy Statement, proxy card and the Annual Report for the year ended December 31, 2017 are being mailed to our shareholders on or about March 20, 2018 in connection with the solicitation on behalf of the Board of Directors (the “Board”) of NVR, Inc., a Virginia corporation, of proxies for use at our Annual Meeting of Shareholders.  The Annual Meeting will be held on Wednesday, May 2, 2018, at our corporate headquarters located at 11700 Plaza America Drive, Suite 500, Reston, Virginia 20190, at 11:00 A.M., Eastern Time, and at any and all postponements and adjournments thereof.  Shareholders should contact NVR’s Investor Relations Department at the same address to obtain directions to be able to attend the Annual Meeting in person.
We bear the cost of proxy solicitation, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them.  We may reimburse brokers or persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy materials to beneficial owners.  In addition to solicitation by mail, certain of our officers, directors and regular employees, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile transmission, internet or personally.  We have retained Georgeson Inc. to assist in the solicitation of brokers, bank nominees and institutional holders for a fee of approximately $5,500 plus out-of-pocket expenses.
All voting rights are vested exclusively in the holders of our common stock, par value $.01 per share (the “Common Stock”).  Only shareholders of record as of the close of business on March 2, 2018 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting.  Shareholders include holders (the “Participants”) owning stock in our Profit Sharing Trust Plan and Employee Stock Ownership Plan (together, the “Plans”).
The accompanying proxy card should be used to instruct the persons named as proxies to vote the shareholder’s shares in accordance with the shareholder’s directions.  The persons named in the accompanying proxy card will vote shares of Common Stock represented by all valid proxies in accordance with the instructions contained thereon.  In the absence of instructions, shares represented by properly executed proxies will be voted:

•	FOR the election of the twelve director nominees named in this Proxy Statement;

•	FOR the ratification of the appointment of KPMG LLP as our independent auditor for 2018;

•	FOR the approval of the compensation paid to certain executive officers;

•	FOR the adoption of the NVR, Inc. 2018 Equity Incentive Plan; and

•	in the discretion of the named proxies with respect to any other matters presented at the Annual Meeting.
If a shareholder holds shares in a brokerage account or through a broker, bank, trust or other nominee, the rules of the New York Stock Exchange (the “NYSE”) prohibit the nominee from voting the shareholder’s shares on any proposal to be voted on at the Annual Meeting, other than ratification of the appointment of KPMG LLP as our independent auditor, unless the nominee has received an instruction from the shareholder regarding how the shares should be voted.  Any shares for which an instruction has not been received will result in a “broker non-vote” on the proposal for which no instruction was provided.
For a quorum to exist at the Annual Meeting, holders of shares representing a majority of the votes entitled to be cast on each matter must be present in person or by proxy.  Shares voted “abstain” or represented by a broker non-vote on a matter will be considered present at the Annual Meeting for the purpose of establishing a quorum.  For a director to be deemed elected, the director must receive a majority of votes cast “for” and “against” the director's election. Similarly, for the proposals to ratify the appointment of the independent auditor and to approve the compensation of certain executive officers to be deemed approved, the proposal must receive a majority of votes cast “for” and “against” the proposal.  For these proposals, therefore, abstentions and broker non-votes will have no effect on the result of the vote.  The proposal to approve the 2018 Equity Incentive Plan will be deemed approved if a majority of the votes cast are cast "for" the proposal.  Under the rules of the NYSE, abstentions will be considered votes cast for purposes of this proposal.  Accordingly, abstentions will have the effect of a vote "against" the proposal for purposes of the rules of the NYSE, and broker non-votes will have no effect on the result of the vote.
We strongly encourage all of our shareholders who hold shares of Common Stock in a brokerage account or through any other nominee to provide voting instructions to their broker, bank, trustee or other nominee to ensure that their shares are voted at the Annual Meeting.

Any shareholder may revoke his or her proxy at any time prior to its use by (1) providing our Secretary, at 11700 Plaza America Drive, Suite 500, Reston, Virginia 20190, written notice of revocation, (2) duly executing a proxy card bearing a later date than the date of the previously duly executed proxy card, or (3) attending the Annual Meeting and voting in person (attendance at the Annual Meeting alone will not act to revoke a prior proxy card).  Execution of the enclosed proxy card will not affect your right to vote in person if you should later decide to attend the Annual Meeting.
The proxy card also should be used by Participants to instruct the trustee of the Plans how to vote shares of Common Stock held on their behalf.  The trustee is required under the trust agreement to establish procedures to ensure that the instructions received from Participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the Participants’ free exercise of their voting rights.  Proxy cards representing shares held by Participants must be returned to the tabulator by April 27, 2018 using the enclosed return envelope and should not be returned to NVR.  If shares are owned through the Plans and the Participant does not submit voting instructions by April 27, 2018, the trustee of the Plans will vote such shares in the same proportion as the voting instructions received from other Participants.  Participants who wish to revoke a proxy will need to contact the trustee and follow its instructions.
As of the Record Date, we had a total of 3,664,971 shares of Common Stock outstanding, each share of which is entitled to one vote. The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  Under our Restated Articles of Incorporation and Bylaws, holders of Common Stock are not entitled to vote such shares on a cumulative basis, including with respect to the voting for directors.
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 2, 2018:
This Proxy Statement and our Annual Report for the year ended December 31, 2017 are available at www.edocumentview.com/nvr.

Election of Directors
(Proposal No. 1)
Director Nominees
Our Restated Articles of Incorporation state that the number of directors on our Board will be no less than seven and no more than thirteen, as established from time to time by Board resolution.  Our Board has set the size of the Board at twelve members beginning with the Board term commencing at the Annual Meeting.  The following persons have been nominated by the Board to be elected to hold office for a one-year term ending at the 2019 Annual Meeting and until their successors are duly elected and qualified:

Name	Age	Year First Elected or Appointed	Independent	Other Public Company Boards
Dwight C. Schar	76	1993	No	0
C. E. Andrews	66	2008	Yes	2
Timothy M. Donahue	69	2006	Yes	0
Thomas D. Eckert	70	2011	Yes	2
Alfred E. Festa	58	2008	Yes	1
Ed Grier	63	2013	Yes	1
Manuel H. Johnson	69	1993	Yes	1
Mel Martinez	71	2012	Yes	1
William A. Moran	71	1993	No	0
David A. Preiser	60	1993	Yes	1
W. Grady Rosier	69	2008	Yes	1
Susan Williamson Ross	56	2016	Yes	0

All of the director nominees are current directors standing for re-election. Each nominee has consented to serve as one of our directors if elected.  Our Board does not contemplate that any of its proposed nominees listed above will be unwilling to serve or become unavailable for any reason, but if any such circumstance should occur before the Annual Meeting, proxies may be voted for another nominee selected by the Board.
Biographical Information for Our Director Nominees
The biographies below describe the skills, attributes and experience of the nominees who were considered by the Board and Nominating and Corporate Governance Committee (the "Nominating Committee").
Dwight C. Schar has been Chairman of the Board since September 30, 1993.  Effective February 4, 2009, Mr. Schar relinquished his executive officer title with NVR, but remains the Chairman of the Board.  Mr. Schar also served as the President and Chief Executive Officer of NVR from September 30, 1993 through June 30, 2005.
The Board believes that Mr. Schar is highly qualified to serve on the Board, based on his founding status with NVR, his lengthy homebuilding industry and real estate experience, his executive leadership experience, his brand marketing expertise, his mergers and acquisitions experience, his turn-around/restructuring experience, and his public board experience.
C. E. Andrews has been a director since May 6, 2008.  Mr. Andrews served as Chief Executive Officer and a member of the board of directors of MorganFranklin Consulting, LLC from May 2013 through March 2017 and continues as a member of the board of directors.  From June 2009 until February 2012, Mr. Andrews was the president of RSM McGladrey Business Services, Inc.  Prior to that, Mr. Andrews served as the president of SLM Corporation (“Sallie Mae”).  He joined Sallie Mae in 2003 as the executive vice president of accounting and risk management, and held the title of chief financial officer from 2006 to 2007.  Prior to joining Sallie Mae, Mr. Andrews spent approximately 30 years at Arthur Andersen.  He served as managing partner for Arthur Andersen’s mid-Atlantic region, and was promoted to global managing partner for audit and advisory services in 2002.  Mr. Andrews serves on the following public company boards: Marriott Vacations Worldwide Corporation and Washington Mutual Investors Fund.   Within the past five years, Mr. Andrews previously served on the following public company board: WashingtonFirst Bankshares, Inc.

The Board believes that Mr. Andrews is highly qualified to serve on our Board based on his executive leadership experience, his financial and accounting expertise, his restructuring experience and his public company board experience.
Timothy M. Donahue has been a director since January 1, 2006.  Prior to his retirement, Mr. Donahue was Executive Chairman of Sprint Nextel Corporation from August 2005 to December 2006.  He previously served as president and chief executive officer of Nextel Communications, Inc.  He began his career with Nextel in January 1996 as president and chief operating officer.  Before joining Nextel, Mr. Donahue served as northeast regional president for AT&T Wireless Services operations from 1991 to 1996.  Prior to that, he served as president for McCaw Cellular's paging division in 1986 and was named McCaw's president for the U.S. central region in 1989.  Within the past five years, Mr. Donahue previously served on the following public company boards: The ADT Corporation, Eastman Kodak and Covidien Limited.
The Board believes that Mr. Donahue is highly qualified to serve on our Board based on his executive leadership experience, his mergers and acquisitions experience, his turn-around experience, his public company board experience, and his brand marketing expertise.
Thomas D. Eckert has been a director since December 1, 2011.  Mr. Eckert was Chairman of Capital Automotive Real Estate Services, Inc. (“Capital Automotive”) until October 2014.  He was one of the founders of Capital Automotive in October 1997 and led its initial public offering in 1998.  Capital Automotive went private in 2005.  Mr. Eckert serves on the following public company boards: Chesapeake Lodging Trust and Gramercy Property Trust. Within the past five years, Mr. Eckert previously served on the following public company boards: Munder Funds (and its successor, Victory Funds) and Dupont-Fabros Technologies, Inc.
The Board believes that Mr. Eckert is highly qualified to serve on our Board based on his executive leadership experience, his homebuilding and real estate experience, his public company board experience, and his mergers and acquisitions experience.
Alfred E. Festa has been a director since December 1, 2008.  Mr. Festa is Chairman and Chief Executive Officer of W. R. Grace & Co (“Grace”). He joined Grace as President and Chief Operating Officer in November 2003, assumed the Chief Executive Officer role in June 2005, and became Chairman of the Board of Grace on January 1, 2008.  From November 2002 until November 2003, Mr. Festa was a partner in Morgenthaler Private Equity Partners (“Morgenthaler”), a venture/buyout firm focused on mid-market industrial build-ups. Mr. Festa serves on the following public company board: W. R. Grace & Co.
The Board believes that Mr. Festa is highly qualified to serve on our Board based on his executive leadership experience, his public company board experience, his financial expertise, his brand marketing expertise, his mergers and acquisitions experience, and his restructuring experience.
Ed Grier has been a director since May 7, 2013.  Mr. Grier has been the Dean of the Virginia Commonwealth University (“VCU”) School of Business since March 2010.  Prior to joining VCU, Mr. Grier spent approximately 29 years with the Walt Disney Company beginning in 1981.  He served as the President of the Disneyland Resort from 2006 until 2010.  Mr. Grier held various senior financial and operational roles during his career with Disney.  Mr. Grier serves on the following public company board: Capital Senior Living Corporation.
The Board believes that Mr. Grier is highly qualified to serve on our Board based on his executive leadership experience, his financial expertise, and his brand marketing expertise.
Manuel H. Johnson has been a director since September 30, 1993.  Dr. Johnson has been co-chairman and senior partner in Johnson Smick International, Inc., an international financial policy-consulting firm, since 1990.  From August 1, 1997 until December 2003, Dr. Johnson was the chairman of the board of trustees and president of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board.  Also during 1997, Dr. Johnson was named a member of the Independence Standards Board (which was dissolved on July 31, 2001), formed jointly by the SEC and the American Institute of Certified Public Accountants. Dr. Johnson is a founder and co-chairman of the Group of Seven Council, an international commission supporting economic cooperation among the major industrial nations.  Dr. Johnson serves on the following public company boards: Morgan Stanley Funds.
The Board believes that Dr. Johnson is highly qualified to serve on our Board based on his executive leadership experience, his financial expertise, his governmental and financial regulatory expertise, and his public company board experience.
Mel Martinez has been a director since December 1, 2012.  Mr. Martinez has been Chairman of the South East and Latin America for JPMorgan Chase & Co. since August 2010.  Prior to joining JPMorgan, Mr. Martinez was a partner in the law firm DLA Piper from September 2009 to July 2010.  Mr. Martinez served as a United States Senator from Florida from January 2005 to September 2009.  Prior to his election, Mr. Martinez served as the Secretary of the United States Department of

Housing and Urban Development (“HUD”) from January 2001 to January 2004.  Mr. Martinez serves on the following public company board: Marriott Vacations Worldwide Corporation.
The Board believes that Mr. Martinez is highly qualified to serve on our Board based on his executive leadership experience, his housing industry experience, his government and housing regulatory expertise, and his public company board experience.
William A. Moran has been a director since September 30, 1993.  Mr. Moran has been the chairman of Elm Street Development, Inc. (“Elm Street”) since 1996.  Mr. Moran is also a director and owner of Legend Management Group, which builds and owns apartment projects in the Washington, DC metro area.  Until January 1, 2010, Mr. Moran was a director of Craftmark, Inc., a homebuilder in Virginia, Maryland, Pennsylvania and Delaware, and Craftstar, Inc., which develops, invests in and periodically sells apartments, condominiums, single family homes and townhomes in Virginia and Maryland.
The Board believes that Mr. Moran is highly qualified to serve on our Board based on his executive leadership experience, his lengthy homebuilding, real estate and land development experience, his public company board experience, and his turn-around/restructuring experience.
David A. Preiser has been a director since September 30, 1993.  Mr. Preiser has been Co-President of the investment banking firm of Houlihan Lokey, Inc. since 2013 and a member of its board of directors since 2001.  Since January 1, 2005, Mr. Preiser has served as Chairman of Houlihan Lokey– Europe, pursuant to which he leads Houlihan Lokey’s European investment banking activities, including Houlihan Lokey’s European restructuring business.  Mr. Preiser is also active in Houlihan Lokey’s investment banking and restructuring activities in the United States.  Since 1990, Mr. Preiser had been active in coordinating Houlihan Lokey's real estate and financial restructuring activities as a senior managing director.  Mr. Preiser serves on the following public company board: Houlihan Lokey, Inc.
The Board believes that Mr. Preiser is highly qualified to serve on our Board based on his executive leadership experience, his financial expertise, his knowledge of capital markets, his mergers and acquisitions experience, his public company board experience, and his turn-around/restructuring experience.
W. Grady Rosier has been a director since December 1, 2008.  Mr. Rosier has been the President and CEO of McLane Company, Inc. (“McLane”), a supply chain services company, since 1995.  Prior to 1995, Mr. Rosier held various senior management roles since joining McLane in 1984.  Mr. Rosier serves on the following public company board: NuStar Energy L.P.
The Board believes that Mr. Rosier is highly qualified to serve on our Board based on his executive leadership experience and his public company board experience.
Susan Williamson Ross has been a director since July 28, 2016.  Ms. Ross has been the President of the privately-held majority investor in Clark Construction Group, Shirley Contracting and several other construction, development and real estate businesses since January 2016.  She has been employed by Clark Construction Group since December 1986 in various positions, including Chief Administrative Officer since July 2004 and Executive Vice President since January 2008.
The Board believes that Ms. Ross is highly qualified to serve on our Board based on her executive leadership experience, and her construction, development and real estate experience.
Paul W. Whetsell has been a director since March 1, 2007. Mr. Whetsell's term expires at the 2018 Annual Meeting, and he is not standing for reelection.
Majority Vote Standard
Pursuant to our Corporate Governance Guidelines, the Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election.  Under the Guidelines, the Board shall nominate for re-election as a director only candidates who agree to tender their resignation if they fail to receive the required number of votes for re-election.  In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender their resignation if they fail to receive the required number of votes for re-election.
If a director fails to be re-elected by a majority of votes cast, the Nominating Committee shall promptly consider the resignation offer of any such director and recommend to the Board whether to accept the tendered resignation or reject it.  The Board shall take action with respect to the Nominating Committee's recommendation no later than 90 days following the submission of any such resignation offer.  Following the Board's action regarding the Nominating Committee's recommendation, we will promptly file a Current Report on Form 8-K with the Securities and Exchange Commission (the

“SEC”) which shall detail the Board's decision regarding a tendered resignation.  This report shall include an explanation of the process by which the Board's decision was reached and the reasons for the Board's decision.
To the extent that one or more directors’ resignations are accepted by the Board, the Nominating Committee will recommend to the Board whether to fill the vacancy or vacancies or to reduce the size of the Board.
The Board expects that any director who tenders his or her resignation pursuant to this policy will not participate in the Nominating Committee recommendation or Board action regarding whether to accept or reject the tendered resignation.  If, however, a majority of the members of the Nominating Committee fails to receive the required number of votes for re-election in the election, the independent directors who did not fail to receive the required number of votes for re-election shall form a committee amongst themselves for the purposes of evaluating the tendered resignations and recommending to the Board whether to accept or reject them.
Required Vote
Each director shall be elected by a majority of the votes cast in the election at the Annual Meeting, assuming that a quorum is present.  A majority of the votes cast means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director.  Unless marked otherwise, proxies received will be voted FOR the election of the twelve nominees designated above.  Shareholders may abstain from voting for any particular nominee by so indicating in the space provided on the accompanying proxy card.  An abstention will not be counted as a vote cast “for” or “against” a director’s election.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” ALL OF THE FOREGOING NOMINEES AS DIRECTORS OF NVR.
______________________________________________________________________________________________________

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
We are committed to having sound corporate governance principles and practices.  Having and acting on that commitment is essential to running our business efficiently and to maintaining our integrity in the marketplace.  Our primary corporate governance documents, including our Corporate Governance Guidelines, Code of Ethics and all of our Board Committee Charters, are available to the public on our website at www.nvrinc.com.
The following are highlights of our Corporate Governance practices:

•	Separate Chairman of the Board and Chief Executive Officer positions

•	Annual elections for directors

•	Majority voting standard for uncontested elections

•	11 of 13 directors are independent

•	No management directors

•	Independent lead director

•	Shareholder proxy access

•	Annual board and committee evaluations

•	Robust NVR stock ownership requirements for named executive officers and directors

•	Prohibition against short sales, hedging or pledging of NVR stock by named executive officers and directors

•	No poison pill or other anti-takeover provisions

Board Leadership Structure, Committee Composition and Role in Risk Oversight
Board Leadership Structure
Mr. Schar, our Chairman of the Board (“Chairman”), leads our Board, which meets at least quarterly.  In addition, our Board has named an independent lead director to chair meetings of our independent directors.  Our independent lead director position rotates annually among the chairs of the Audit, Compensation, and Nominating Committees.  The independent lead director chairs meetings held by the independent directors.  Mr. Eckert, the Chairman of our standing Compensation Committee (the "Compensation Committee"), is serving as our independent lead director until the 2018 Annual Meeting.  Our Board is comprised solely of non-management directors.  Information regarding how to communicate with the Board, the independent lead director and the non-management or independent directors as a group is available on our website at www.nvrinc.com.
We have separated the roles of the Chairman and the Chief Executive Officer (“CEO”).  Mr. Schar serves as the Chairman, and Paul C. Saville serves as CEO.  While the Board retains the discretion to combine the roles of Chairman and CEO at any time, we expect that the roles of Chairman and CEO will remain separated for the foreseeable future.
Director Attendance
During 2017, the Board met five times.
Our Board requires that our directors attend each Board and committee meeting in person, unless personal circumstances affecting a director make such attendance impractical or inappropriate.  Each of our Board members attended 100% of the Board meetings and the meetings of committees of which he or she was a member during 2017.
Our Board also requires that all current directors and all nominees for election to our Board attend in person our annual meetings of shareholders, unless personal circumstances affecting such director or director nominee make such attendance impractical or inappropriate. Each of our then-serving directors attended the 2017 Annual Meeting of Shareholders.
Executive Sessions of the Board
Our directors met twice during 2017 in executive session without the presence of management.  Mr. Schar chaired the meetings.
Our independent directors met once during 2017 in executive session without the presence of the non-independent directors or management.  Mr. Eckert, our independent lead director in 2017, chaired the meeting of the independent directors.
Our standing Audit Committee (the "Audit Committee") meets in executive sessions at each Audit Committee meeting, separately with (1) our external auditor, (2) the Vice President of Internal Audit and Corporate Governance and (3) the Chief Financial Officer and Chief Accounting Officer.  Mr. Johnson, the Chairman of the Audit Committee, chairs these executive sessions.
Board Role in Risk Oversight
Our Board oversees our business risks and operational performance through regularly scheduled Board and Committee meetings, as well as through frequent and informal communications between management and the Board.  Further, our Bylaws and each of the various Board Committee Charters provide additional detail regarding the areas, duties and functions for which the Board or a Board Committee provides specific oversight of specified areas of risk.
That oversight includes a variety of operational and regulatory matters, including, among other things:

•	Approval of the annual business plan and the periodic review of our actual performance in comparison to the approved plan;

•	Review and analysis of our operational and financial performance compared to our peer group;

•	Review of our five year business plan;

•	Approval of short-term and long-term management incentive compensation plans;

•	Review of management succession planning throughout our organization for key management positions;

•	Oversight of our processes and systems to collect and store confidential information;

•	Review of our response to new laws, rules or regulations; and

•	Direct oversight of our internal audit function and our whistleblower hotline.

Below is a discussion of how the Board oversees certain of our more significant business risks.
Land Acquisition
We believe our continued success is contingent upon our ability to control an adequate supply of finished lots on which to build.  We expend substantial monetary resources to place deposits under lot acquisition contracts, typically ranging up to 10% of the aggregate purchase price of the finished lots.  The lot acquisition policy under which management operates is a Board-approved policy that requires Board approval of:

•	Lot purchase contracts above certain parameters, measured by the aggregate size of the deposit or investment;

•	Contracts to acquire raw land above certain parameters, measured by aggregate size of the investment;

•	Joint venture investments above certain parameters, measured by aggregate size of the investment; and

•	Related-party lot purchase contracts (see Transactions with Related Persons below).
Liquidity
Being in a cyclical industry, it is imperative that we focus on our liquidity needs throughout the various stages of the cycle, while maintaining an efficient capital structure.  The Board’s role in ensuring that management prudently manages our cash includes the following:

•	A Board-approved investment policy that specifies the types of investments allowed for our excess cash;

•	Pre-approval of stock repurchases and debt repurchases;

•	Pre-approval of capital transactions for the issuance of debt or equity; and

•	Board reviews our short-term and long-term cash needs in connection with its reviews of our quarterly forecasts and our annual and five year business plans.
Financial Reporting, Internal Control and Regulatory Matters
Our Audit Committee takes a lead role in overseeing risks as enumerated within its Charter:

•
Our Internal Audit function performs a primary role in risk management.  Our Vice President of Internal Audit and Corporate Governance reports directly to the Audit Committee, and the Audit Committee formally approves the annual internal audit budget and staffing.

•	The Audit Committee approves the annual internal audit plan, which is prepared using a comprehensive risk-based approach.

•	On a quarterly basis, Internal Audit Senior Management and our external auditor each have a private session with the Audit Committee without the presence of management.

•
Management reports to the Audit Committee the occurrence of governmental regulatory reviews or audits conducted on our operations, including mortgage regulatory matters and SEC comment letters.  The Audit Committee also obtains a report from management at the conclusion of any such review.

•	The Audit Committee monitors compliance with our Code of Ethics and our Standards of Business Conduct.
Board Independence
Our Board has established director independence standards to assist us in determining director independence, which standards meet the independence requirements of the NYSE corporate governance listing standards.  Our independence standards are included within our Corporate Governance Guidelines, which are available on our website at www.nvrinc.com.  Our Board considers all relevant facts and circumstances in making an independence determination.  As required by the rules of the NYSE, for a director to be considered "independent" under our independence standards, our Board must affirmatively determine that the director has no material relationship with us (other than as a director), directly or indirectly.
Our Board has affirmatively determined that our directors, other than Mr. Schar and Mr. Moran, are independent pursuant to our independence standards.  Mr. Schar, our former Executive Chairman, and Mr. Moran, who controls a company from which we acquire a small portion of our finished lots upon which to build our homes, have been determined by our Board not to be “independent.”

When our Board analyzed the independence of its members, it considered relevant transactions, relationships and arrangements, including those specified in the NYSE listing standards and our independence guidelines.  The Board considered that certain directors serve as directors or employees of other companies with which we engage in ordinary course of business transactions.  In accordance with our independence standards, none of these relationships constitute material relationships (in all instances, the payments to each other company totaled less than $2,500) that would impair the independence of these directors.
Board Committees
Our Board has a standing Audit Committee, Compensation Committee, Nominating Committee, and Executive Committee (the "Executive Committee"). The members of the Audit Committee, Compensation Committee and Nominating Committee are independent under the applicable rules of the NYSE and the SEC. Each committee operates pursuant to a written charter adopted by our Board, which is available at www.nvrinc.com. The members of the committees are shown in the table below.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Executive Committee
Dwight C. Schar				Chair
C. E. Andrews	Member
Timothy M. Donahue			Member	Member
Thomas D. Eckert (L)		Chair
Alfred E. Festa	Member		Member
Ed Grier	Member
Manuel H. Johnson	Chair			Member
Mel Martinez			Member
William A. Moran				Member
David A. Preiser		Member	Chair
W. Grady Rosier		Member
Susan Williamson Ross			Member
Paul W. Whetsell		Member

Number of Meetings in 2017	5	5	2	0

(L) - Independent lead director
Audit Committee
All members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.  Our Board has determined that Manuel H. Johnson and C.E. Andrews qualify as audit committee financial experts as defined within Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act").  All members of the Audit Committee satisfy the independence standards specified in Rule 10A-3(b)(1) under the Exchange Act.
The Audit Committee assists our Board in oversight and montoring of:

•	The integrity of our accounting and financial reporting processes;

•	Our compliance with legal and regulatory requirements;

•	Our independent external auditor’s qualifications and independence; and

•	The performance of our internal audit function and our independent external auditors.
The Audit Committee performs the following functions:

•	Appoints, evaluates and determines the compensation of our independent external auditor;

•	Discusses the scope and results of the audit with our independent external auditor and reviews our interim and year end operating results with management and our independent external auditor;

•	Oversees our internal audit department;

•
Maintains written procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	Reviews substantiated complaints received from internal and external sources regarding accounting, internal accounting controls or auditing matters;

•	Reviews reports from management regarding significant accounting, internal accounting controls, auditing, legal and regulatory matters;

•	Functions as a qualified legal compliance committee under Part 205 of the rules of the SEC; and

•	Prepares the Audit Committee Report for inclusion in our proxy statement.
The Audit Committee has the authority and available funding to engage any independent legal counsel and any accounting or other expert advisors, as our Audit Committee deems necessary to carry out its duties.
Compensation Committee
The Compensation Committee performs the following functions:

•	Reviews and determines all compensation of our CEO and, based in part on the recommendation of the CEO, of all of our other executive officers;

•	Obtains advice and assistance from compensation consultants that it determines to be necessary to carry out its duties;

•	Periodically reviews and makes recommendations to the Board with respect to the compensation of our directors;

•	Administers and interprets incentive compensation and equity plans for our employees (except as otherwise described below);

•
Assists in preparing the Compensation Discussion and Analysis and prepares our Compensation Committee Report for inclusion in our annual meeting proxy statement in accordance with applicable rules and regulations of the SEC;

•	Makes recommendations to our Board about succession planning for our CEO, and in conjunction with the CEO, also considers succession planning for other key positions; and

•	Reviews and approves any employment agreements, or amendments thereto, with our CEO and other applicable executive officers.
The Compensation Committee may delegate to a senior executive officer of NVR the authority to grant equity awards to employees other than executive officers, within limits prescribed by the full Board.  The Compensation Committee, by resolution, delegated authority to Mr. Saville, acting jointly with the Senior Vice President of Human Resources, to grant equity awards to new and existing employees, other than executive officers, during 2017.  The Senior Vice President of Human Resources is required to report any equity awards granted pursuant to this delegated authority to the Compensation Committee at its next scheduled meeting after the delegated authority is exercised.
The Compensation Committee may delegate its authority to one or more members of the Compensation Committee.  Any person to whom authority is delegated must report any actions taken by him or her to the full Compensation Committee at its next regularly scheduled meeting.  During 2017, the Compensation Committee did not delegate any of its authority to any individual member.
Compensation Consultants
For a description of the role of the compensation consultant during 2017, see Compensation Discussion and Analysis - Compensation Determination Process below.
Compensation Committee Interlocks and Insider Participation
Messrs. Eckert, Preiser, Rosier and Whetsell were members of the Compensation Committee during 2017. During 2017, none of our executive officers has served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our Board or our Compensation Committee. Thus, there were no interlocks with other companies within the meaning of Item 407(e)(4) of SEC Regulation S-K during 2017.

Nominating and Corporate Governance Committee
The Nominating Committee performs the following functions:

•	Identifies individuals qualified to become Board members;

•	Recommends that our Board select the director nominees for the next annual meeting of shareholders;

•	Recommends Board committee structure and makeup, including diversity of our members;

•	Oversees and makes recommendations regarding corporate governance matters, including our Corporate Governance Guidelines; and

•	Manages the Board’s annual evaluation process.
The Nominating Committee also has the sole authority and appropriate funding to obtain advice and assistance from executive search firms, and internal or outside legal, accounting or other expert advisors that it determines necessary to carry out its duties.
Criteria for Nomination to the Board of Directors
The Nominating Committee will consider shareholder nominees as described in our Policies and Procedures for the Consideration of Board of Director Candidates, which is available at www.nvrinc.com.  These policies and procedures include minimum qualifications for director nominees and the process for identifying and evaluating director nominees, including nominees submitted by our security holders.  The Nominating Committee has a stated goal of identifying well-qualified director candidates that would enhance the Board’s diversity.  In searching for potential director candidates, the Nominating Committee first seeks the most qualified candidates with a record of success.  The Nominating Committee searches for candidates that contribute to a diversity of views, backgrounds, experience and skills on the Board, including but not limited to, executive leadership experience, financial expertise, homebuilding/construction/real estate experience, public board experience, brand marketing expertise, mergers and acquisitions expertise, turn-around/restructuring experience, and government/regulatory expertise.
Proxy Access
Our Bylaws allow eligible shareholders to propose director nominees for inclusion in the proxy statement in addition to the nominees proposed by the Board.  The proxy access bylaw permits shareholders owning 3% or more of our common stock for at least three years, to nominate up to 20% of our Board.  The number of shareholders who may aggregate their shares to meet the 3% ownership threshold is limited to 20.  The shareholder(s) and nominees(s) must also satisfy the other requirements in our Bylaws.
Executive Committee
The Executive Committee was established pursuant to our Bylaws to have such powers, authority and responsibilities as may be determined by a majority of our Board.  The Executive Committee has never met, nor has our Board ever delegated any powers, authority or responsibilities to the Executive Committee.  Our Board intends to continue the practice of considering corporate matters outside the scope of our other existing Board committees at the full Board level.
Annual Board and Committee Evaluations
Annual Board Evaluations
The members of the Board conduct an annual evaluation to assess the Board's effectiveness and performance. The results are reviewed by the Board, which considers the results and any ways in which Board effectiveness may be enhanced.
Annual Committee Evaluations
The members of each committee conduct an annual evaluation to assess each committee's compliance with its charter, effectiveness and performance. The results are reviewed by the members of the applicable committee, which considers the results and any ways in which the committee's effectiveness may be enhanced.
Communications with the Board of Directors
Our Policies and Procedures Regarding Communications with the NVR, Inc. Board of Directors, the Independent Lead Director and the Non-Management Directors as a Group are available at www.nvrinc.com.

Review, Approval or Ratification of Related Person Transactions
We have a policy that requires that all related person transactions be considered, reviewed and approved or ratified by the disinterested, independent members of our Board, regardless of the type of transaction or amount involved.  Under this policy, the related person must notify the Chief Financial Officer (“CFO”) of any proposed transaction with a related person.  The CFO must seek approval of the disinterested, independent members of the Board for any related person transaction.  The disinterested, independent directors must review the material facts before determining whether to approve or ratify the transaction. This requirement is set forth in Section 7.05 of our Bylaws (available on our website at www.nvrinc.com), Sections 1 and 4 of our Code of Ethics (available on our website at www.nvrinc.com), and our internal Standards of Business Conduct, Human Resources Policies and Procedures, and Financial Policies and Procedures.
Transactions with Related Persons
During the year ended December 31, 2017, we entered into new forward lot purchase agreements to purchase finished building lots for a total purchase price of approximately $66,591,000 with Elm Street Development, Inc. (“Elm Street”), which is controlled by one of our directors, Mr. Moran.  During 2017, we also purchased 282 developed lots at market prices from Elm Street for approximately $37,072,000.  The 282 developed lots purchased from Elm Street is less than 2% of the over 16,000 lots we purchased during 2017. We also continue to control a parcel of raw land expected to yield approximately 2,400 finished lots through a joint venture entered into with Elm Street during 2009.  We made an additional investment of $2,900,000 in the joint venture during 2017.  The independent members of our Board approved these transactions.

Security Ownership of Certain Beneficial Owners and Management
The following tables set forth certain information as to the beneficial ownership of Common Stock by each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock as of the dates indicated, and by each director, director nominee and named executive officer and by all directors and executive officers as a group as of March 2, 2018.  Except as otherwise indicated, all shares are owned directly and the owner has sole voting and investment power with respect thereto.
Certain Beneficial Owners

Name and Address of Holder	Number of Shares		Percent of Class
BlackRock, Inc.	398,368	(1)	10.9%
55 East 52nd Street
New York, NY 10055

The Vanguard Group	332,461	(2)	9.1%
100 Vanguard Blvd.
Malvern, PA 19355

(1)
As reported within a Schedule 13G filed January 19, 2018, the entity has sole power to vote or direct the vote for 376,706 shares and the sole power to dispose or direct the disposition of 398,368 shares.

(2)
As reported within a Schedule 13G filed February 9, 2018, the entity has sole power to vote or direct the vote for 2,799 shares, shared power to vote or direct the vote for 784 shares, sole power to dispose or direct the disposition of 329,121 shares and shared power to dispose or direct the disposition of 3,340 shares.

Directors and Management

Name	Number of Shares		Percent of Class
Dwight C. Schar	107,015	(1)	2.9%
C. E. Andrews	2,438	(2)	*
Timothy M. Donahue	3,485	(3)	*
Thomas D. Eckert	4,515	(4)	*
Alfred E. Festa	2,121	(2)	*
Ed Grier	1,257	(5)	*
Manuel H. Johnson	3,664	(6)	*
Mel Martinez	1,903	(7)	*
William A. Moran	26,735	(8)	*
David A. Preiser	3,335	(3)	*
W. Grady Rosier	1,862	(8)	*
Susan Williamson Ross	30
Paul W. Whetsell	1,708	(8)	*
Paul C. Saville	208,746	(9)	5.6%
Daniel D. Malzahn	31,325	(10)	*
Jeffrey D. Martchek	33,373	(11)	*
Robert W. Henley	21,231	(12)	*
Eugene J. Bredow	14,954	(13)	*
All directors, director nominees and executive officers as a group (19 persons)	469,701		12.0%

* Less than 1%.

(1)	Includes 39,174 vested options issued under equity incentive plans.

(2)	Includes 1,300 vested options issued under equity incentive plans.

(3)	Includes 3,064 vested options issued under equity incentive plans.

(4)	Includes 3,335 vested options issued under equity incentive plans.

(5)	Includes 1,124 vested options issued under equity incentive plans.

(6)	Includes 3,064 vested options issued under equity incentive plans and 200 shares held by a charitable foundation, of which Mr. Johnson is a trustee but in which he has no economic interest.

(7)	Includes 1,772 vested options issued under equity incentive plans.

(8)	Includes 650 vested options issued under equity incentive plans.

(9)
Includes 88,994 vested options issued under equity incentive plans, 3,239 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust, 4,519 shares held as a discretionary investment in the NVR, Inc. Profit Sharing Plan and 105,883 vested shares held in a Deferred Compensation Rabbi Trust.  Excludes 777 shares held in a Deferred Compensation Plan which are not distributable until six months subsequent to separation of service.

(10)
Includes 27,220 vested options issued under equity incentive plans, 1,017 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust and 363 shares held as a discretionary investment in the NVR, Inc. Profit Sharing Plan.

(11)
Includes 26,822 vested options issued under equity incentive plans, 2,239 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust, 114 shares held as a discretionary investment in the NVR, Inc. Profit Sharing Plan and 598 vested shares held in a Deferred Compensation Rabbi Trust.

(12)
Includes 19,850 vested options issued under equity incentive plans, 1,133 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust and 248 shares held as a discretionary investment in the NVR, Inc. Profit Sharing Plan.

(13)	Includes 13,950 vested options issued under equity incentive plans and 145 vested shares held by the NVR, Inc. Employee Stock Ownership Plan in trust.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the SEC and the national securities exchange upon which our shares are publicly traded.  Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all such forms filed.  Based solely on a review of the copies of such reports furnished to us and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% shareholders were timely met during 2017.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.
Report of the Audit Committee
Our management has primary responsibility for preparing our financial statements and establishing financial reporting systems and internal controls.  Management also has the responsibility of reporting on the effectiveness of our internal control over financial reporting.  Our independent external auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of our internal control over financial reporting.  In this context, the Audit Committee hereby reports as follows:

1.
The Audit Committee has reviewed and discussed the audited financial statements and management’s assessment of the effectiveness of our internal control over financial reporting with management, and reviewed and discussed KPMG LLP’s audit opinions with KPMG LLP;

2.	The Audit Committee has discussed with KPMG LLP the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”);

3.
The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence; and

4.
Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the SEC.

The undersigned, constituting all of the members of the Audit Committee, have submitted this report to the Board of Directors.
Manuel H. Johnson (Chairman), C.E. Andrews, Alfred E. Festa and Ed Grier

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
This Compensation Discussion and Analysis describes our executive compensation philosophy and program for our named executive officers.  Our named executive officers for 2017 were:

Name	Title
Paul C. Saville	President and Chief Executive Officer
Daniel D. Malzahn	Senior Vice President, Chief Financial Officer and Treasurer
Jeffrey D. Martchek	President of Homebuilding Operations
Robert W. Henley	President, NVR Mortgage
Eugene J. Bredow	Vice President, Chief Accounting Officer and Controller
Our executive compensation program is designed to motivate and retain highly qualified and experienced executives, provide performance-based incentives and align our compensation with long-term creation of shareholder value.  The compensation program for our named executive officers includes three components:

•	Base salary;

•	Annual performance-based cash bonus, which is capped at 100% of base salary; and

•	Long-term equity-based compensation.
We awarded no new equity compensation to our named executive officers during 2017.  Compensation paid to our named executive officers for 2017 consisted, therefore, of salary and annual performance-based cash bonus.
Performance Overview
Our 2017 financial results reflect the continued improvement in the housing market and our focus on increasing shareholder value (all comparisons are to our 2016 financial results):

•	Revenues increased 8%;

•	Gross margin increased to 19.2% in 2017 from 17.5% in 2016;

•	Pre-tax profit increased 28%;

•	New orders increased 13%; and

•	Our share price increased 110%.
In addition, we returned approximately $422 million of cash to our shareholders during 2017 through repurchases of approximately 167,000 shares of Common Stock, which represented 4.5% of our shares outstanding as of December 31, 2016.
Our business philosophy has been to develop and operate a business model to maximize shareholder value in a cyclical industry.  Our goal is to deliver industry leading rates of return and growth in earnings per share. We have led the homebuilding peer group in total shareholder return (“TSR”), return on capital and return on pre-tax revenue as demonstrated by the following financial returns:

	Total Shareholder Return as of December 31, 2017			10 Years Ended December 31, 2017
	1 Year	3 Years	10 Years	Average Annual Return on Capital	Average Annual Return on Pre-Tax Revenue
NVR	110%	175%	570%	15%	10%
Rank vs. Peers	1st	1st	1st	1st	1st

On a 10-year basis, our TSR of 570% was the highest in the homebuilding peer group and far exceeded the TSR for the Dow Jones US Homebuilder Index of 198% as illustrated below.

On a 3-year basis, our TSR of 175% was the highest in the homebuilding peer group and far exceeded the TSR for the Dow Jones US Homebuilder Index of 81% as illustrated below.

Our TSR of 110% during 2017 was also the highest in the homebuilding peer group and far exceeded the TSR for the Dow Jones US Homebuilder Index of 76% as illustrated below.
We believe these superior results relative to our homebuilding peers are due to:

•	our business model and strategies, which are designed to limit risk and be successful in a cyclical industry; and

•	our highly skilled, long-tenured and motivated management team that has remained extremely disciplined in executing our more capital efficient business model.
Additionally, these key aspects of our strategy are well ingrained in our corporate culture, which includes:

•	strong alignment between management incentives (at all levels, not just named executive officers) and long-term shareholder returns;

•	stability and long-term retention of our management team; and

•	generation of cash flow through all points in the homebuilding cycle.
Compensation Policies and Practices
Our compensation program is designed to provide appropriate performance-based incentives to ensure alignment with our shareholders and to avoid compensation practices that do not promote the interests of our shareholders as enumerated in the lists of What We Do and What We Don't Do below.
What We Do

•	We tie pay to performance by making the majority of compensation “at risk” and linking it to shareholders’ interests.

•	Our annual bonuses are performance-based and limited to a maximum of 100% of base salary.

•	The majority of our named executive officers’ compensation is in the form of long-term equity-based compensation.

•
We make periodic, not annual, grants of long-term equity-based compensation.  Our last periodic grant was made in 2014 following shareholder approval of the NVR, Inc. 2014 Equity Incentive Plan.  The vesting for 50% of our stock options granted in 2014 was subject to the attainment of a performance condition in addition to continued employment.

•	We have robust NVR share ownership requirements.

•	Our equity agreements and employment agreements include double trigger change in control provisions for post-employment benefits and equity awards.

•	Our equity agreements have a clawback provision.

•	Our equity agreements and employment agreements have a non-competition provision.

•	We mitigate the potential dilutive effect of equity awards through our robust share repurchase program.

•	Our Compensation Committee utilizes an independent compensation consultant.
What We Don’t Do

•	We do not award any discretionary cash compensation.

•	We do not provide perquisites.

•	We do not permit short sales, hedging or pledging of NVR stock by named executive officers or directors.

•	We do not re-price stock options.

•	We do not grant stock options having an exercise price below 100% of fair market value.

•	We do not provide any excise tax gross-ups.

•	We do not provide defined benefit or supplemental executive retirement plans.

•	Our equity plans do not have evergreen provisions.
Say on Pay Results
In 2017, approximately 96% of the shares voted were cast in favor of the 2016 compensation of our named executive officers.  During each of the last five years, our say on pay vote has resulted in at least 96% of the shares voted being cast in favor of our compensation. While the vote is advisory in nature, the Compensation Committee views the vote as confirmation that our shareholders generally believe that the compensation of our named executive officers is appropriately aligned with their performance and NVR's financial performance as well as the interests of our shareholders.  The Compensation Committee will continue to consider the results of say-on-pay votes when making future compensation decisions for the named executive officers.
General Compensation Philosophy and Objectives
Homebuilding is a cyclical business with long project life cycles. As such, our executive compensation program is structured to focus our executives on long-term performance, not short-term quarterly or annual performance. Our executive compensation program is designed to achieve the following:

•	Motivate and retain highly qualified and experienced executives;

•	Provide performance-based incentives; and

•	Align our compensation with long-term creation of shareholder value.
We have structured our executive compensation to create long-term alignment with our shareholders through the following:

•	Low cash compensation;

•	Low capped annual cash incentives;

•	Significant long-term equity incentives;

•	Preferred use of stock options, which creates maximum alignment with shareholders and results in majority of compensation being "at risk"; and

•	Robust NVR share ownership requirements.
Our compensation philosophy has been consistent for over 20 years.
The compensation program for our named executive officers includes the following three components:

•
Base Salaries – We generally set base salaries paid to our named executive officers based on the range of base salaries paid to comparable positions in our peer group. We also consider the performance and experience of each named executive officer when setting base salaries.

•
Annual Performance-Based Cash Bonuses – Our annual cash bonus is performance-based. We limit the annual cash bonus opportunity of our named executive officers to 100% of their base salary, and do not provide any opportunity to exceed that amount for performance in excess of our annual business plan.

•
Long-Term Equity-Based Compensation – We issue periodic (not annual) equity grants, including performance-based stock options, to our named executive officers that vest over a long period of time.  We believe that providing the majority of our named executive officers’ compensation in the form of equity grants with a long-term vesting schedule is an effective way to align their interests with the creation of long-term shareholder value.  Further, it assists us in retaining their services, and the services of all of our other key management employees compensated in the same manner, over a long-term period.  Additionally, each equity grant agreement contains non-competition provisions that protect our interests.

Compensation Determination Process
Roles of Our CEO and Chairman of the Board
Mr. Saville makes recommendations to the Compensation Committee with respect to the amount of each element of compensation paid to the other named executive officers.  These recommendations are partially based on compensation information for comparable positions at other large, publicly traded homebuilding companies, as well as Mr. Saville’s assessment of each officer’s overall performance during the prior year.
The Compensation Committee considers the following when determining the compensation paid to Mr. Saville:

•	Salary information for chief executive officers at other large, publicly traded homebuilding companies;

•	Our financial and operating performance compared to information publicly available on our industry peers;

•	Our overall financial strength;

•	Mr. Saville's performance during the year; and

•	The recommendation from our Chairman of the Board, Mr. Schar.
Mr. Saville is not present during discussion or voting by the Compensation Committee regarding his compensation.
The Compensation Committee has the final authority to determine the compensation of our named executive officers, and exercises such authority regardless of what recommendations are made or information provided by Mr. Saville or Mr. Schar.
Role of Compensation Consultant
In 2017, the Compensation Committee engaged Aon Hewitt to assist the Compensation Committee in determining the targeted annual compensation for our named executive officers.  Aon Hewitt’s analysis included a comparative analysis of the named executive officer base pay, annual incentive opportunities and long-term incentive compensation.  The Compensation Committee assessed the independence of Aon Hewitt pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would impair Aon Hewitt’s independence.
Homebuilding Peer Group
We use a peer group of our major public-company homebuilding peers when analyzing the compensation of our named executive officers. The companies in the peer group were selected based on being national homebuilding companies and their annual revenues. The peer group is comprised of the following companies (the “Aon Hewitt Study Peer Group”):

Beazer Homes USA, Inc.	Lennar Corporation
CalAtlantic Group, Inc.	MDC Holdings, Inc.
D. R. Horton, Inc.	Meritage Homes Corporation
Hovnanian Enterprises, Inc.	PulteGroup, Inc.
KB Home	Toll Brothers, Inc.

Determining the Size of Equity Awards
When issuing periodic block grants under our equity plans to our named executive officers as we did in 2014, the Compensation Committee, with assistance from Aon Hewitt, determines the amount of the awards as follows:

•	The Compensation Committee establishes a dollar value of the total targeted annual compensation to be awarded by position;

•
After determining the salary and maximum annual bonus opportunity components for a particular year, these amounts are subtracted from the total targeted compensation for that year to derive the fair value that we want to transfer to the executive in the form of an equity award for the year;

•
When making a block grant to cover multiple years, we multiply the equity award value for a single year by the number of years that the block grant covers to determine the total value of the block grant; and

•
On the date of grant, we divide that total equity award fair value dollar amount by the per share fair value, calculated using the Black Scholes option pricing model, to determine the number of stock options to award.

Although we consider this approach to sizing equity awards to be a reasoned approach based on a widely accepted option-pricing model, the ultimate value of an equity award is determined only when it is exercised or vests, as applicable.  We do not consider realized or realizable gains from prior equity grants when setting new grant amounts.  We do not believe that it is a fair practice to offset current compensation by realized or unrealized equity gains several years after the equity has been issued. Depending on our future stock price, any equity grant ultimately may be worthless, or conversely, worth much more than the fair value initially estimated.  Our goal is that the actual gain realized on an equity award will exceed our initial estimate of fair value, because gains in excess of that estimate mean that similar gains were realized by all holders of our Common Stock over the same time period.  We believe that limiting potential upside on equity gains does not provide an appropriate incentive for our named executive officers when focusing on long-term results, as our compensation philosophy dictates.
Elements of Compensation
Base Salary
The Compensation Committee took the following actions regarding the base salaries of the named executive officers during 2017:

•
Mr. Saville’s base salary was increased from $1,576,000 to $1,826,000 effective April 1, 2017. In making the decision to increase Mr. Saville's base salary, the Compensation Committee reviewed competitive market data for the CEO's in the Aon Hewitt Study Peer Group and considered Mr. Saville's performance compared to his peers, his tenure and his expertise in managing NVR. Following the salary adjustment, Mr. Saville's targeted cash compensation was between the 50th and 75th percentiles within the Aon Hewitt Study Peer Group. Another consideration is that Mr. Saville's annual cash compensation potential is more limited than the CEO's in the Aon Hewitt Study Peer Group as his annual bonus opportunity is capped at the target level (100% of base salary) while the peer group CEO's have higher opportunities.

•
Upon the recommendation of Mr. Saville, the Compensation Committee increased the base salaries for Messrs. Malzahn, Martchek, Henley and Bredow effective April 1, 2017.  Mr. Saville’s recommendations were based on the job performance of each named executive officer as well as the fact that the named executive officers’ base salaries were below the 50th percentile of comparable salaries within the Aon Hewitt Study Peer Group.  Following the salary increase, the base salaries for Messrs. Malzahn, Martchek, Henley and Bredow were still below the 50th percentile of comparable salaries within the Aon Hewitt Study Peer Group.

The salaries were adjusted effective April 1, 2017 as follows:

	2016 Salary	2017 Salary
Paul C. Saville	$1,576,000	$1,826,000
Daniel D. Malzahn	$495,000	$520,000
Jeffrey D. Martchek	$539,000	$565,000
Robert W. Henley	$465,000	$487,000
Eugene J. Bredow	$345,000	$370,000

Annual Cash Bonus
General
The objective of the annual cash bonus is to focus the named executive officers on the attainment of annual goals that we believe are necessary to achieve our five-year business plan.  These annual goals are consistent with the current year's portion of our five-year business plan.  The named executive officers’ annual incentive opportunity is limited to a maximum of 100% of base salary, regardless of whether the goals are exceeded, consistent with our overall compensation philosophy of limiting short-term cash compensation in favor of equity-based long-term incentive opportunities.  Thus, the maximum amount of bonus is earned once the preset performance targets based on the annual business plan are attained.  The annual bonus is payable in cash.
The Compensation Committee has never exercised discretion to award bonuses in amounts higher than the amount calculated by our actual results relative to the preset performance target and attainment ranges.
2017 Annual Bonus
For 2017, the Compensation Committee maintained the same annual bonus performance metrics used in 2016 for our named executive officers.  The annual bonus opportunity in 2017 was based 80% upon our consolidated pre-tax profit (before consolidated annual bonus and stock-based compensation expense but after all other charges) and 20% on the number of new orders (net of cancellations) that we generated compared to our 2017 annual business plan.  We believe that these measures provide a proper balance of focusing on current profitability while providing for longer-term growth.
The named executive officers were to begin earning the consolidated pre-tax profit portion of their annual bonus award once the annual business plan was at least 80% attained (the “threshold”).  The full amount of the consolidated pre-tax profit portion of their annual bonus award was to be earned ratably from 80% up to 100% achievement of the annual business plan.  They were to begin earning the new orders portion of their annual bonus award once the annual business plan was at least 85% attained.  The full amount of the new orders portion of their annual bonus award was to be earned ratably from 85% up to 100% achievement of the annual business plan.  In addition, the annual bonus for Messrs. Martchek and Henley was subject to a pro-rata reduction, limited to a maximum reduction of 20%, based on internal audit results that are below NVR’s standards for the operations under their direct management.
The following is a summary of the specific performance targets established under the 2017 annual bonus plan and the actual results:

Performance Metric	Threshold	Maximum	Actual	Maximum Bonus Opportunity	% of Maximum Bonus Opportunity Earned
Consolidated Pre-Tax Profit (in thousands)	$717,570	$896,962	$952,237	80%	100%
New Orders (Net of Cancellations)	14,195	16,700	17,608	20%	100%

Under our annual bonus plan, the target bonus amount is the same as the maximum bonus amount.  Based on our 2017 results, each of our named executive officers earned 100% of his maximum bonus opportunity of 100% of base salary.
Equity-Based Compensation
2017 Equity Grant Activity
We did not issue any periodic equity-based compensation to the named executive officers during 2017. Our continuing approach, consistent with past practice, is to consider issuing periodic equity grants instead of annual grants.  While we recognize that annual grants are more common, this practice has served us well in motivating and retaining key executives and managers.
Update of 2016 Performance-Based Equity Grant
In January 2016, we issued a grant of stock options to Mr. Martchek in connection with his promotion to President of Homebuilding Operations.  The stock options vest 25% on each of December 31, 2018, 2019, 2020 and 2021.  The vesting for 50% of the stock options granted is based solely on continued employment.  The vesting for the other 50% of the stock options is based on continued employment and NVR’s return on capital performance during the years 2016 through 2018.  For the performance-based options, the vesting was subject to our return on capital relative to a peer group.  The following are the relevant details of the performance metric:

How is Return on Capital calculated?
Average Annual ((Pre-Tax Income +Homebuilding Interest Expense (period expense and in cost of sales))-Taxes at 38%)
Average Quarterly (Homebuilding Debt (including working capital borrowings) + Shareholders Equity)

Who is the Peer Group?
Beazer Homes USA, Inc.; D. R. Horton, Inc.; Hovnanian Enterprises, Inc.; KB Home; Lennar Corporation; MDC Holdings, Inc.; Meritage Homes Corporation; M/I Homes, Inc.; PulteGroup, Inc.; Taylor Morrison Home Corporation; and Toll Brothers, Inc.  Each member must be a stand-alone public company during the entire measurement period.

What is the measurement period?	Fiscal Years 2016-2018

How is the award earned?	Award is earned ratably from the Threshold to the Target.

What is the Threshold?	50th percentile of the peer group (award is 50% of the options granted)

What is the Target?	75th percentile of the peer group (award is 100% of the options granted)

What is the Maximum?	Same as the Target. There is no opportunity to earn more than 100% of the number of options granted.

The following table illustrates the performance metric target calculation:

Rank	Builder
1	Builder #1
2	Builder #2
2.75		Target-100% Earned
3	Builder #3
4	Builder #4
5	Builder #5
5.5		Threshold-50% Earned
6	Builder #6
7	Builder #7
8	Builder #8
9	Builder #9
10	Builder #10
11	Builder #11

For 2016 and 2017, our average return on capital was the highest in the Peer Group. Thus, Mr. Martchek would have vested in 100% of the performance-based stock options if the performance period was 2016-2017.
Equity Plan Features
We believe that our equity plans reflect the following corporate governance best practices:

•	No evergreen provisions;

•	No re-pricing of stock options without shareholder approval (NVR has no history of re-pricing options);

•	No discounted stock options;

•	No reload features; and

•	Double trigger change of control provision in the equity agreements for the accelerated vesting of equity.
Clawback/Forfeiture
Under the terms of the equity agreements issued since May 2010, we may recapture from our named executive officers any gains from stock option exercises during the prior 12 months if we are required to prepare an accounting restatement due to the material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws.  The named executive officer must have knowingly engaged in the misconduct, been grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or been grossly negligent in failing to prevent the misconduct.
Stock Ownership Guidelines
We have adopted robust stock ownership guidelines to strengthen long-term alignment between our named executive officers and our shareholders.  These guidelines require the named executive officers to acquire and continuously hold shares with a total fair market value ranging from four- to eight-times their annual base salaries depending on position.  The multiple of salary that our named executive officers are required to hold in shares of stock is higher than many other companies.
As of December 31, 2017, the stock ownership requirement for each of the named executive officers was as follows:

Name	Base Salary	Factor	Dollar Holding Requirement
Paul C. Saville	$1,826,000	8	$14,608,000
Daniel D. Malzahn	$520,000	6	$3,120,000
Jeffrey D. Martchek	$565,000	6	$3,390,000
Robert W. Henley	$487,000	4	$1,948,000
Eugene J. Bredow	$370,000	4	$1,480,000
Only those shares owned by the named executive officer in their personal account, the NVR Profit Sharing Trust, the NVR Employee Stock Ownership Plan, and the Deferred Compensation Plan count towards the stock ownership requirement. Any named executive officer who does not meet his requirement must retain 50% of the net common stock received from option exercises until the stock ownership requirement is attained.  “Net common stock received” means the common stock received after the payment of the exercise price, if any, and the taxes withheld related to the option exercise.
All of the named executive officers are currently in compliance with our stock ownership guidelines.
Pledging/Hedging of NVR Stock
Our Board has adopted a policy that prohibits directors and named executive officers from hedging or pledging their NVR stock. In addition, the policy prohibits short sales of NVR stock by directors and named executive officers.
Personal Benefits
Our named executive officers are entitled to and eligible only for the same personal benefits for which all of our employees are eligible.
Deferred Compensation Arrangements
We have two deferred compensation plans that:

•	Encourage ownership of our Common Stock in furtherance of our compensation philosophy;

•
Establish a vehicle whereby named executive officers may defer the receipt of salary and bonus that otherwise would be nondeductible for company tax purposes into a period where we would realize a tax deduction for the amounts paid (see Tax Deductibility of Compensation discussion below); and

•
Enable our named executive officers, and other members of management, to acquire shares of our Common Stock on a pre-tax basis in order to more quickly meet, and maintain compliance with, the stock ownership requirements described above.

Our deferred compensation plans are structured as follows:

•	Amounts deferred are invested in a fixed number of shares of our Common Stock, which is purchased on the open market at fair market value;

•
We own the shares of Common Stock in a Rabbi Trust, which makes payment of our obligations under the deferred compensation plans risk-free for NVR – the cost of the plans does not increase as the value of the Common Stock increases;

•	Our Common Stock is the only investment choice;

•	All amounts placed in the deferred compensation plan are amounts already earned by the named executive officer;

•	We do not make employer contributions to the deferred compensation accounts;

•	Earnings on deferred amounts solely represent the change the market value of the shares of our Common Stock held in the account;

•	We do not provide for a minimum return or guarantee a minimum payout amount;

•	Amounts deferred are “at risk” investments for the named executive officer; and

•	Amounts deferred cannot be distributed to the named executive officer until the named executive officer’s termination of service or, under one of the two plans, six months after termination.
The structure of our deferred compensation plans results in certain of our named executive officers holding Common Stock significantly in excess of the ownership requirement since our Common Stock is the only investment choice and shares held in the deferred compensation plans are not eligible for distribution until the named executive officer’s employment terminates.
The market value of our named executive officers’ deferred compensation accounts is not considered when setting their current compensation.  The Compensation Committee reached this conclusion after considering the following points:

•
The compensation deferred was reviewed and analyzed based on the above-described compensation philosophy and policies at the time the compensation was earned in prior years and was fully earned at that time;

•
If the executive officer had elected to receive a payout of the compensation at the time it was earned rather than electing the deferral, we would not have any knowledge of, and therefore would not consider, the executive officer’s investment experience related to that compensation when considering the amount by which we should compensate the executive officer in the current year;

•	The change in the deferred compensation balance is solely attributable to the change in the market value of our Common Stock since the dates of deferral;

•	We do not consider shares of Common Stock owned by an executive officer outside of the deferred compensation plans when setting current compensation; and

•
If the amounts had been paid to the executive officer when earned and not deferred until separation of service, we would have lost a substantial tax benefit that we will now expect to receive as a result of the deferral.

Thus, we do not believe it is appropriate to consider the value of an executive officer’s deferred compensation account in making current compensation decisions just because the account is held in a plan we sponsor and is invested in our Common Stock.  See the 2017 Non-Qualified Deferred Compensation Table and accompanying narrative below for additional information on our deferred compensation plans.
Change of Control and Post-Employment Payments
Each of our named executive officers is party to an employment agreement with us pursuant to which the officer is entitled to post-employment payments upon certain termination events, including termination following a change in control.  Generally, we do not believe that we should pay our named executive officers, or any other employee, any incremental compensation upon termination when the termination is either by choice or due to conduct that is potentially detrimental to NVR.  Thus, we do not provide any of our named executive officers any incremental post-employment benefits, other than any amounts already earned and accrued at the date of termination, if the termination is voluntary (unless due to a change in control of NVR, retirement or “with good reason”) or for “Cause.”
We do not provide tax “gross ups” to our named executive officers in connection with any change in control or post-employment payment.
Change of Control Provisions
The change of control provision in each applicable named executive officer’s equity agreement or employment agreement for the payment of the post-employment benefit is a double trigger, meaning that the change of control must be coupled with the officer’s termination from service within a certain period of time after the change of control to trigger a payment or accelerated right.  We believe this is a corporate governance best practice.  A double trigger for the post-employment benefit payment was selected because, unless the named executive officer’s employment is terminated after the change in control, the acquiring entity will continue to pay the named executive officer's salary and annual bonus.  See the Narrative Disclosures of Termination and Change of Control Payments discussion below for additional information on these post-employment payments.
The change of control provisions in the deferred compensation plans are single trigger, meaning that the change of control event alone triggers either a payment or an acceleration of certain rights.  This reflects our intent that the named executive officers have the ability to vote those shares upon any proposed transaction since the amounts are already vested, and to ensure that the named executive officers receive deferred compensation they earned prior to the change of control.  See Narrative Disclosures of Termination and Change of Control Payments discussion below for additional information on these post-employment payments.
Payments Upon Death, Disability, Retirement and Other Employment Terminations
Each of the employment agreements provides for a post-employment benefit of two months’ salary and two months’ pro-rated annual bonus upon the named executive officer’s termination due to death or disability.  This amount reflects what we believe to be a modest transition for the executive or the executive's family for termination events that are sudden and beyond the executive’s control.
We provide a post-employment benefit of 100% of base salary and any accrued pro-rated annual bonus (to the extent that performance targets are achieved for that year) upon the named executive officer's retirement.  We consider the 100% payment a reward for length of service given that we do not provide our executives defined benefit or supplemental executive retirement plans.
For Mr. Saville, we provide a post-employment benefit of 200% of base salary and any accrued pro-rated annual bonus (assuming that 100% of the target bonus would have been paid for that year) for termination without cause, voluntary with good reason or voluntary within one year after a change in control (requires a change in control and a material diminution in authority, duties or responsibilities). For Messrs. Malzahn, Henley and Bredow, we provide a post-employment benefit of 100% of base salary and any accrued pro-rated annual bonus (assuming that 100% of the target bonus would have been paid for that year) for termination without cause, voluntary with good reason or voluntary within one year after a change in control (requires a change in control and a material diminution in authority, duties or responsibilities).  For Mr. Martchek, we provide a post-employment benefit of 100% of base salary and any accrued pro-rated annual bonus (assuming that 100% of the target bonus would have been paid for that year) for termination without cause or voluntary with good reason. These amounts reflect our belief that it is difficult for executive officers to find comparable employment opportunities in a short period of time, particularly after experiencing a termination that was beyond their control.
Management of Compensation-Related Risk
We have designed our compensation program to avoid excessive risk-taking by placing the majority of our named executive officers’ compensation opportunity in periodic grants of equity with a long-term vesting schedule, limiting the annual bonus opportunity to 100% of base salary and having significant stock ownership requirements for our named executive officers.  We do not believe any of our compensation programs create risks that are reasonably likely to have a material adverse impact on NVR.
Tax Deductibility of Compensation
Through December 31, 2017, Section 162(m) of the Internal Revenue Code limits the corporate deduction for compensation paid to the named executive officers (other than our CFO) to $1 million unless such compensation qualifies as “performance-based compensation.”  Among other things, Section 162(m) requires approval of the performance-based compensation by our shareholders.  The Compensation Committee takes the deductibility of compensation into consideration but it does not limit the design of its compensation plans to strictly fall within the definition of performance-based compensation.  Other than the NVR, Inc. 2000 Broadly-Based Stock Option Plan, all of our stock option plans were designed to enable all stock option awards to qualify as “performance based” under Section 162(m).
In December 2017, the Tax Cuts and Jobs Act (the "Act") was enacted. The Act eliminates the "performance-based compensation" exception from Section 162(m). The Act includes a grandfathering provision for compensation pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect after such date. We believe that our outstanding equity grants and amounts in the deferred compensation plans as of December 31, 2017 are in compliance with the grandfathering provision of the Act, and thus will remain deductible to the extent they are considered "performance-based compensation."

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.
Report of the Compensation Committee
The Compensation Committee hereby reports as follows:

1.	The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with NVR’s management; and

2.
Based on the review and discussion referred to in paragraph 1, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in our 2018 Proxy Statement to be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for filing with the Securities and Exchange Commission.

The undersigned, constituting all of the members of the Compensation Committee, have submitted this report to the Board of Directors.
Thomas D. Eckert (Chairman), David A. Preiser, W. Grady Rosier, and Paul W. Whetsell

2017 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Paul C. Saville	2017	$1,763,500	—	$1,763,500	$11,600	$3,538,600
President and Chief	2016	$1,566,375	—	$1,566,375	$14,250	$3,147,000
Executive Officer	2015	$1,528,125	$—	$1,528,125	$14,000	$3,070,250

Daniel D. Malzahn	2017	$513,750	—	$513,750	$11,600	$1,039,100
Senior Vice President, Chief	2016	$490,000	—	$490,000	$14,250	$994,250
Financial Officer and Treasurer	2015	$462,500	$—	$462,500	$14,000	$939,000

Jeffrey D. Martchek (3)	2017	$558,500	$—	$558,500	$11,600	$1,128,600
President of Homebuilding	2016	$539,000	$2,930,640	$537,006	$14,250	$4,020,896
Operations

Robert W. Henley	2017	$481,500	—	$481,500	$10,600	$973,600
President, NVR Mortgage	2016	$460,000	—	$460,000	$13,250	$933,250
	2015	$433,750	$—	$433,750	$13,000	$880,500

Eugene J. Bredow	2017	$363,750	—	$363,750	$11,600	$739,100
Vice President, Chief Accounting	2016	$341,250	—	$341,250	$14,250	$696,750
Officer and Controller	2015	$322,500	$—	$322,500	$14,000	$659,000

(1)
The amounts disclosed represent the aggregate grant date fair value of stock options granted during the respective years in accordance with FASB ASC Topic 718.  For the 50% portion of the grant of stock options which is subject to the attainment of a performance condition, the amount disclosed is based on the target number of options, which is the same as the maximum.  For information on the valuation assumptions, refer to the note on Equity-Based Compensation, Profit Sharing and Deferred Compensation Plans in the NVR financial statements in the Annual Report on Form 10-K for the respective year-end, as filed with the SEC.

(2)
The “all other compensation” includes amounts contributed to our employee stock ownership plan for the respective plan year, and where applicable, a $1,000 matching contribution made by us pursuant to our 401(k) plan.

(3)
Effective January 1, 2016, Mr. Martchek was promoted to President of Homebuilding Operations.  Because Mr. Martchek was not an executive officer prior to January 1, 2016, only 2016 and 2017 compensation are reported.

2017 Grants of Plan-Based Awards
As discussed in our Compensation Discussion and Analysis, there were no equity grants to named executive officers during 2017. The following table presents information related to our annual bonus plan for 2017.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)
Name	Grant Date	Threshold	Target	Maximum
Paul C. Saville (1)	2/15/2017	$—	$1,763,500	$1,763,500
Daniel D. Malzahn (1)	2/15/2017	$—	$513,750	$513,750
Jeffrey D. Martchek (1)	2/15/2017	$—	$558,500	$558,500
Robert W. Henley (1)	2/15/2017	$—	$481,500	$481,500
Eugene J. Bredow (1)	2/15/2017	$—	$363,750	$363,750

(1)	Amounts pertain to our 2017 annual bonus plan. See the Annual Cash Bonus section in our Compensation Discussion and Analysis above.
Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables
Employment Agreements
We employed Messrs. Saville, Malzahn, Martchek, Henley and Bredow pursuant to employment agreements during 2017.  The employment agreements are for a five year term beginning on January 1, 2016.
Other than the applicable named executive officers’ titles, minimum base salary amounts and NVR stock ownership requirements, the material terms of the employment agreements are essentially the same and cover:

•	Minimum base salaries:

Mr. Saville	$1,537,500
Mr. Malzahn	$475,000
Mr. Martchek	$539,000
Mr. Henley	$445,000
Mr. Bredow	$330,000

•	Annual bonus eligibility up to 100% of base salary based on criteria determined by our Compensation Committee (see Compensation Discussion and Analysis – Annual Cash Bonus above);

•	Eligibility to participate in our benefit plans at identical participation costs offered to all of our employees eligible to participate in those plans;

•	Eligibility to have reasonable business expenses reimbursed, subject to reimbursement policies to which all of our employees are subject equally;

•	Requirement of a continuous NVR stock ownership requirement (see Compensation Discussion and Analysis - Stock Ownership Guidelines above);

•	Post-employment payments due under various termination scenarios (see Narrative Disclosures of Termination and Change of Control Payments below for additional information);

•	Covenants not to compete with us (see Narrative Disclosures of Termination and Change of Control Payments below for additional information); and

•	Indemnification to the executives to the fullest extent permitted by the laws of the Commonwealth of Virginia.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Paul C. Saville:
2000 Option Plan (a)	57,344	—	$703.00	5/10/2020
2014 Equity Plan (b)	15,825	15,825	$1,094.22	5/13/2024
2014 Equity Plan (c)	15,825	15,825	$1,094.22	5/13/2024
Daniel D. Malzahn
2000 Option Plan (a)	3,970	—	$703.00	5/10/2020
2010 Equity Plan (d)	10,500	3,500	$1,019.74	2/19/2023
2014 Equity Plan (b)	6,375	6,375	$1,094.22	5/13/2024
2014 Equity Plan (c)	6,375	6,375	$1,094.22	5/13/2024
Jeffrey D. Martchek
1998 Option Plan (e)	5,000	—	$505.37	4/30/2019
2010 Option Plan (a)	8,822	—	$703.00	5/10/2020
2010 Equity Plan (f)	4,000	—	$727.86	2/28/2021
2010 Equity Plan (b)	4,500	4,500	$1,094.22	5/13/2024
2014 Equity Plan (c)	4,500	4,500	$1,094.22	5/13/2024
2014 Equity Plan (g)	—	4,000	$1,643.00	12/31/2025
2014 Equity Plan (h)	—	4,000	$1,643.00	12/31/2025
Robert W. Henley:
2010 Equity Plan (i)	10,000	—	$844.50	9/30/2022
2014 Equity Plan (b)	4,925	4,925	$1,094.22	5/13/2024
2014 Equity Plan (c)	4,925	4,925	$1,094.22	5/13/2024
Eugene J. Bredow:
2010 Equity Plan (j)	8,000	—	$804.80	5/31/2022
2014 Equity Plan (b)	2,975	2,975	$1,094.22	5/13/2024
2014 Equity Plan (c)	2,975	2,975	$1,094.22	5/13/2024

(a)	These options were granted on May 11, 2010. The options vested in fifty percent increments on December 31, 2013 and 2014.

(b)
These options were granted on May 14, 2014.  Twenty-five percent of the options vested on each of December 31, 2016 and 2017.  The remaining options will vest ratably on December 31, 2018 and 2019, based on continued service.

(c)
These performance-based options were granted on May 14, 2014.  Twenty-five percent of the options vested on each of December 31, 2016 and 2017. The remaining options will vest ratably on December 31, 2018 and 2019, based on continued service.

(d)
These options were granted on February 20, 2013.  Twenty-five percent of the options vested on each of December 31, 2015, 2016 and 2017.  The remaining options will vest on December 31, 2018, based on continued service.

(e)	These options were granted on May 1, 2009. The options vested in thirty-three percent increments on each of December 31, 2011, 2012 and 2013.

(f)	These options were granted on March 1, 2011. The options vested in fifty percent increments on each of December 31, 2013 and 2014.

(g)	These options were granted on January 1, 2016. The options will vest in twenty-five percent increments on each of December 31, 2018, 2019, 2020 and 2021, based on continued service.

(h)
These options were granted on January 1, 2016.  The options will vest in twenty-five percent increments on each of December 31, 2018, 2019, 2020 and 2021, based on continued service and the Company’s return on capital performance from 2016 through 2018. The number of options disclosed is based on the target number of options, which is the same as the maximum. See the Equity-Based Compensation section in our Compensation Discussion and Analysis for further discussion of the performance metric.

(i)	These options were granted on October 1, 2012. The options vested in twenty-five percent increments on each of December 31, 2014, 2015, 2016 and 2017.

(j)	These options were granted on June 1, 2012. The options vested in twenty-five percent increments on each of December 31, 2014, 2015, 2016 and 2017.

2017 OPTION EXERCISES AND STOCK VESTED

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Paul C. Saville	—	—
Daniel D. Malzahn	3,000	$5,405,050
Jeffrey D. Martchek	4,000	$7,180,995
Robert W. Henley	11,028	$13,329,568
Eugene J. Bredow	1,985	$2,376,538

(1)
The value realized is calculated based on the difference between the market price of Common Stock on the date of exercise and the respective exercise price, multiplied by the number of options exercised.

2017 NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)(a)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Paul C. Saville:
Plan 1 (b)	—	—	$194,742,131	—	$371,460,858
Plan 2 (c)	—	—	$1,428,608	—	$2,724,999
Daniel D. Malzahn	—	—	—	—	—
Jeffrey D. Martchek
Plan 1 (d)	—	—	$1,099,854	—	$2,097,916
Robert W. Henley	—	—	—	—	—
Eugene J. Bredow	—	—	—	—	—

(a)	Represents unrealized earnings/(losses) of the market value of the Common Stock held in the respective officer’s deferred compensation account. We have never paid dividends.

(b)
Mr. Saville deferred a total of $15,995,411 of earned compensation prior to 2004, all of which was previously reported in prior years’ Summary Compensation Tables within our proxy statements.  This earned compensation was deferred prior to Mr. Saville being named CEO and has been “at risk” since the deferral prior to 2004.  The growth in the balance is solely from the appreciation in our Common Stock since the dates of deferral.

(c)
Mr. Saville deferred a total of $600,000 of earned compensation during 2006, all of which was previously reported in prior years’ Summary Compensation Tables within our proxy statements. The growth in the balance is solely from the appreciation in our Common Stock since the dates of deferral.

(d)	Mr. Martchek deferred a total of $201,744 of earned compensation prior to 2004. The growth in the balance is solely from the appreciation in our Common Stock since the dates of deferral.
Narrative to the 2017 Non-Qualified Deferred Compensation Table
We have two deferred compensation plans, which we refer to as Plan 1 and Plan 2 for purposes of this discussion.  Plan 1, which we adopted on December 15, 1999, was closed for new contributions effective December 31, 2004.  Each of the named executive officers, solely at their election, may defer 100% of any earned salary or bonus into Plan 2, which we adopted December 15, 2005.  Stock option gains are prohibited by law from being deferred.
Our deferred compensation plans are structured as follows:

•	Amounts deferred are invested in a fixed number of shares of our Common Stock, which is purchased on the open market at fair market value;

•
We own the shares of Common Stock in a Rabbi Trust, which makes the payment of our obligations under the deferred compensation plans risk-free for NVR – the cost of the plans does not increase as the value of the Common Stock increases;

•	Our Common Stock is the only investment choice;

•	All amounts placed in the deferred compensation plan are amounts already earned by the named executive officer;

•	We do not make employer contributions to the deferred compensation accounts;

•	Earnings on deferred amounts solely represent changes in the market value of the shares of our Common Stock held in the account;

•	We do not provide for a minimum return or guarantee a minimum payout amount;

•	Amounts deferred are “at risk” investments for the named executive officer; and

•
Amounts deferred cannot be distributed to the named executive officer until the named executive officer’s termination of service.  The deferral period expires for Plan 1 at the named executive officer’s termination of service, and expires for Plan 2 six months after the named executive officer’s termination of service in accordance with Code Section 409A.

See Tax Deductibility of Compensation section in our Compensation Discussion and Analysis for further discussion of the tax deductibility of deferred compensation.

NARRATIVE DISCLOSURES OF TERMINATION AND CHANGE OF CONTROL PAYMENTS
Our named executive officers are eligible to receive certain termination and/or change in control payments and acceleration rights under certain of the compensation arrangements that they hold with us.  These payments and acceleration rights are contained within the executive officers’ employment agreements, equity agreements and deferred compensation plan agreements.
Employment Agreements
As noted in the Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables, as of December 31, 2017, Messrs. Saville, Malzahn, Martchek, Henley and Bredow were employed pursuant to employment agreements.  The employment agreements are for a five year term beginning on January 1, 2016. The agreements cover the additional payments that would be due to these individuals in the certain termination scenarios. Summarized below are the post-employment payments due under the various termination scenarios pursuant to the employment agreements.
Termination Events

•	Voluntary. The applicable named executive officer is not entitled to receive any unearned payments after the date of termination.

•
Without cause.  The named executive officer is entitled to receive, in a lump sum following six months from the date of termination, an amount equal to 200% or 100% of the named executive officer's then annual base salary, as applicable, and any accrued pro-rated annual bonus assuming that 100% of the target bonus would have been paid for that year. In addition, we would provide the executive with up to $100,000 of outplacement services.

•
Voluntary with good reason.  The named executive officer is entitled to receive the termination payments and outplacement services described in the "Without cause" section above.  “Good reason” means (a) a material diminution in the executive’s authority, duties or responsibilities; (b) a change in the executive’s reporting relationship; (c) a material change in the executive’s principal place of employment; (d) the failure of any successor of the Company to expressly in writing assume our obligations under the employment agreement; or (e) a material breach by us of any agreement between the executive and us.

•
Retirement.  Upon retirement, the named executive officer is entitled to receive, in a lump sum following six months from the date of retirement, an amount equal to 100% of the named executive officer's then annual base salary and any accrued pro-rated annual bonus, to the extent that performance targets have been achieved and the annual bonus being paid at the same time that all of our other employees are paid their annual bonus.

•
Death or Disability.  The named executive officer is entitled to receive in a lump sum two months of the named executive officer's then annual base salary and accrued pro-rated annual bonus, assuming that the maximum of 100% of the annual bonus is earned for the period ending on the last calendar day of the second calendar month following the month in which the death or disability occurred.

•	Cause. The applicable named executive officers are not entitled to receive any payments after the date of termination for cause. Termination for “cause” is a termination due to:

•	the executive being convicted of (a) a felony, (b) a willful or knowing violation of any federal or state securities law, or (c) a crime involving moral turpitude;

•	gross negligence or gross misconduct in connection with the performance of the executive’s duties as described within the employment agreement; or

•	the executive materially breaching any covenants contained in any agreement between the executive and us.

•
Termination after a change in control. A "change of control" means (a) any person or group acquires 50% or more of the combined voting power of our voting stock, (b) substantially all of our assets are sold to another party, (c) we are liquidated or dissolved, or (d) we are merged or consolidated into another entity in which we are not the surviving entity. The post-employment payments due following a termination within one year after a "change of control" are summarized below:

•
Without cause within one year after a change in control.   The named executive officer is entitled to receive the termination payments and outplacement services described in the "Without cause" section above. In addition, each equity agreement provides for the acceleration of vesting of all unvested equity if we experience a “change in control” and the named executive officer’s employment is terminated without cause within one year following the “change in control.”  The accelerated vesting is based on a double trigger, meaning that the named executive officer’s employment needs to be terminated to receive the acceleration right.  The “change in control” provisions within the named executive officers’ agreements are identical to the “change of control” provisions within the agreements for all other participants of the respective equity plans.

•
Voluntary within one year after a change in control.  Messrs. Saville, Malzahn, Henley and Bredow are entitled to receive the termination payments described in the "Without cause" section above if there is a "change of control" and there has been a material diminution in the executive's authority, duties or responsbilities.

•
Voluntary termination upon the election or appointment, as applicable, of a new Chairman and/or Chief Executive Officer.  The applicable named executive officer is not entitled to receive any unearned payments after the date of termination.

Conditions to Receipt of Payment
The covenants within the employment agreements have non-competition provisions, including the prohibition from:

•	controlling or owing more than 5% of the outstanding shares of any residential homebuilding, mortgage financing or settlement services business that competes with us;

•	being employed by or providing services to any person or entity that competes with us in the residential homebuilding, mortgage financing or settlement services business;

•	inducing or attempting to induce any of our customers or potential customers;

•	hiring or attempting to hire our employees; or

•	utilizing the services of or trying to acquire land, goods or services from any of our developers or subcontractors.
The periods that the non-competition provisions cover are as follows:

•	During their term of employment with us, the named executive officer is bound by the non-competition covenants at all times.

•	For one year after termination, the named executive officer is bound by the non-competition covenants if the termination was voluntary, due to retirement, for cause or without cause.

•
The named executive officer is not bound by the non-competition covenants after the executive’s termination if the termination was voluntary with good reason, voluntary within one year after a change in control or voluntary upon the election or appointment, as applicable, of a new Chairman and/or Chief Executive Officer.

The following table quantifies the potential payments to the named executive officers upon termination of employment or a change in control as of December 31, 2017.

Name	Severance	Annual Incentive	Stock Options - Accelerated Vesting (1)	Outplacement Services	Total
Paul C. Saville
Without Cause	$3,652,000	$1,763,500	$—	$100,000	$5,515,500
Voluntary with Good Reason	$3,652,000	$1,763,500	$—	$100,000	$5,515,500
Retirement	$1,826,000	$1,763,500	$—	$—	$3,589,500
Death or Disability	$304,333	$304,333	$—	$—	$608,666
Without Cause Within One Year After a Change in Control	$3,652,000	$1,763,500	$76,403,100	$100,000	$81,918,600
Voluntary Within One Year After a Change in Control	$3,652,000	$1,763,500	$—	$—	$5,415,500
Daniel D. Malzahn
Without Cause	$520,000	$513,750	$—	$100,000	$1,133,750
Voluntary with Good Reason	$520,000	$513,750	$—	$100,000	$1,133,750
Retirement	$520,000	$513,750	$—	$—	$1,033,750
Death or Disability	$86,667	$86,667	$—	$—	$173,334
Without Cause Within One Year After a Change in Control	$520,000	$513,750	$39,488,180	$100,000	$40,621,930
Voluntary Within One Year After a Change in Control	$520,000	$513,750	$—	$—	$1,033,750
Jeffrey D. Martchek
Without Cause	$565,000	$558,500	$—	$100,000	$1,223,500
Voluntary with Good Reason	$565,000	$558,500	$—	$100,000	$1,223,500
Retirement	$565,000	$558,500	$—	$—	$1,123,500
Death or Disability	$94,167	$94,167	$—	$—	$188,334
Without Cause Within One Year After a Change in Control	$565,000	$558,500	$36,647,760	$100,000	$37,871,260
Robert W. Henley
Without Cause	$487,000	$481,500	$—	$100,000	$1,068,500
Voluntary with Good Reason	$487,000	$481,500	$—	$100,000	$1,068,500
Retirement	$487,000	$481,500	$—	$—	$968,500
Death or Disability	$81,167	$81,167	$—	$—	$162,334
Without Cause Within One Year After a Change in Control	$487,000	$481,500	$23,777,900	$100,000	$24,846,400
Voluntary Within One Year After a Change in Control	$487,000	$481,500	$—	$—	$968,500
Eugene J. Bredow
Without Cause	$370,000	$363,750	$—	$100,000	$833,750
Voluntary with Good Reason	$370,000	$363,750	$—	$100,000	$833,750
Retirement	$370,000	$363,750	$—	$—	$733,750
Death or Disability	$61,667	$61,667	$—	$—	$123,334
Without Cause Within One Year After a Change in Control	$370,000	$363,750	$14,363,300	$100,000	$15,197,050
Voluntary Within One Year After a Change in Control	$370,000	$363,750	$—	$—	$733,750

(1)
Represents the intrinsic value of the acceleration of vesting of stock options that vest upon a change in control and termination of employment within one year of a change in control. Intrinsic value is the difference between the exercise price of the stock option and the closing price of our Common Stock, which was $3,508.22 on December 29, 2017, the last trading day of the year.

Deferred Compensation Plans
Under the deferred compensation plans (see the 2017 Non-Qualified Deferred Compensation Table above for more information on these plans), named executive officers receive their shares of Common Stock immediately if we experience a “change of control,” rather than receiving their shares of Common Stock at separation of service.  The “change of control” provisions within the deferred compensation plans are equally applicable to all participants within the plans.

•	Plan 1. Generally, the “change of control” provision is the same as the “change in control” provision set forth in our equity agreements, as summarized above.

•
Plan 2.  Generally, the “change of control” provision is triggered if (i) we experience any transaction resulting in any person or entity owning 50% or more of the total fair market value or total voting power of our shares, (ii) we experience any transaction resulting in any person or entity acquiring 35% or more of the total fair market value or total voting power of our shares during a 12-month period, (iii) a majority of our Board is replaced during any 12-month period by new directors not endorsed by a majority of our Board who were on our board immediately preceding the new appointments or elections, or (iv) we sell to another entity our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of our total assets.

Assuming a change of control under the deferred compensation plans at December 31, 2017, the market value of the accelerated account balances is presented in the 2017 Non-Qualified Deferred Compensation Table above.

Pay Ratio
Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u).
In identifying our median employee, we calculated the total cash compensation paid to each of our employees for the 10-month period ended October 31, 2017. Total cash compensation for these purposes included base salary and wages, and, if applicable, bonus and commissions and was calculated using internal payroll records.
We selected the median employee based on approximately 5,100 active full-time and part-time employees of NVR and its subsidiaries as of October 31, 2017. For employees hired in 2017 who did not work the full year, we did not annualize their compensation for purposes of this calculation.
The 2017 annual total compensation as determined under Item 402 of Regulation S-K (“Item 402 Compensation”) for our CEO was $3,538,600. The 2017 Item 402 Compensation for our median employee was $69,147. The ratio of our CEO’s Item 402 Compensation to our median employee’s Item 402 Compensation for fiscal year 2017 is approximately 51 to 1.
Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2017 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(a)	Option Awards ($)	Total ($)
Dwight C. Schar	$34,000	—	$34,000
C. E. Andrews	$45,200	—	$45,200
Timothy M. Donahue	$37,200	—	$37,200
Thomas D. Eckert	$42,000	—	$42,000
Alfred E. Festa	$45,200	—	$45,200
Ed Grier	$42,000	—	$42,000
Manuel H. Johnson	$52,000	—	$52,000
Mel Martinez	$40,400	—	$40,400
William A. Moran	$34,000	—	$34,000
David A. Preiser	$45,200	—	$45,200
W. Grady Rosier	$45,200	—	$45,200
Susan Williamson Ross	$37,200	—	$37,200
Paul W. Whetsell	$45,200	—	$45,200

(a)
Board members are paid a $26,000 annual retainer.  Mr. Johnson, the Audit Committee Chairman, is paid an additional annual retainer of $10,000 for serving in that capacity.  Board members are paid fees of $1,600 for each Board and Committee meeting attended.  Reasonable incidental travel and out-of-pocket business expenses are reimbursed as incurred in accordance with the policies to which all of our named executive officers and employees are subject.

Narrative Disclosure to Director Compensation Table
The cash paid to our directors in the form of the $26,000 annual retainer and the $1,600 per meeting fee has not changed since 2000, other than increasing the Audit Committee Chairman’s annual retainer to $36,000, which occurred in 2003.  Aon Hewitt prepared a benchmarking director compensation analysis for our Board in 2014.  According to the analysis, the average annual cash compensation paid to our Board is well below the 25th percentile of director cash compensation when compared to a survey of director compensation for companies with revenue between $2 billion and $8 billion.  We believe that weighting the compensation of our directors heavily towards long-term equity compensation serves to further align the interests of our directors and shareholders.
Consistent with the equity grants made to our named executive officers, equity grants are made to directors periodically for a four-year period.  In 2014, the then-serving directors received a grant of fixed price stock options which vest in 25% increments on December 31, 2016, 2017, 2018 and 2019.  During 2016, Ms. Ross was appointed to the Board and received a grant of fixed price stock options with a fair value that was consistent with the fair value of stock options granted in 2014. The directors did not receive any equity grants during 2017.

The following table sets forth the outstanding stock option awards for our directors at December 31, 2017:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Dwight C. Schar
2000 Option Plan (a)	23,350	—	$703.00	5/10/2020
2014 Equity Plan (b)	15,824	15,826	$1,094.22	5/13/2024
C. E. Andrews:
2014 Equity Plan (b)	1,300	1,300	$1,094.22	5/13/2024
Timothy M. Donahue:
2010 Equity Plan (a)	1,764	—	$703.00	5/10/2020
2014 Equity Plan (b)	1,300	1,300	$1,094.22	5/13/2024
Thomas D. Eckert:
2010 Equity Plan (c)	2,035	—	$669.85	11/30/2021
2014 Equity Plan (b)	1,300	1,300	$1,094.22	5/13/2024
Alfred E. Festa:
2014 Equity Plan (b)	1,300	1,300	$1,094.22	5/13/2024
Ed Grier
2010 Equity Plan (d)	714	714	$1,017.86	5/6/2023
2014 Equity Plan (b)	810	1,300	$1,094.22	5/13/2024
Manuel H. Johnson:
2010 Equity Plan (a)	1,764	—	$703.00	5/10/2020
2014 Equity Plan (b)	1,300	1,300	$1,094.22	5/13/2024
Mel Martinez
2010 Equity Plan (e)	844	—	$899.84	11/30/2022
2014 Equity Plan (b)	975	1,300	$1,094.22	5/13/2024
William A. Moran:
2014 Equity Plan (b)	650	1,300	$1,094.22	5/13/2024
David A. Preiser:
2010 Equity Plan (a)	1,764	—	$703.00	5/10/2020
2014 Equity Plan (b)	1,300	1,300	$1,094.22	5/13/2024
W. Grady Rosier:
2014 Equity Plan (b)	1,300	1,300	$1,094.22	5/13/2024
Susan Williamson Ross:
2014 Equity Plan (f)	—	2,358	$1,700.00	7/27/2026
Paul W. Whetsell:
2014 Equity Plan (b)	650	1,300	$1,094.22	5/13/2024

(a)	These options were granted on May 11, 2010 and vested in fifty-percent increments on December 31, 2013 and December 31, 2014.

(b)
These options were granted on May 14, 2014.  Fifty-percent of the options granted on this date were performance-based options. Twenty-five percent of the options vested on each of December 31, 2016 and 2017.  The remaining options will vest ratably on December 31, 2018 and 2019, based on continued service.

(c)	These options were granted on December 1, 2011 and vested in fifty-percent increments on December 31, 2015 and 2016.

(d)	These options were granted on May 7, 2013. Fifty percent of the options vested on December 31, 2017. The remaining options will vest on December 31, 2018, based on continued service

(e)	These options were granted on December 1, 2012 and vested in fifty-percent increments on December 31, 2016 and 2017.

(f)
These options were granted on July 28, 2016. The options will vest in twenty-five percent increments on December 31, 2018, 2019, 2020 and 2021. The vesting for fifty-percent of the stock options granted is contingent solely upon continued service as a director.  The vesting for the other fifty-percent of the stock options granted is contingent upon continued service as a director and NVR’s return on capital performance during 2016 through 2018.  See the Equity-Based Compensation section in our Compensation Discussion and Analysis for a discussion of the return on capital performance metric.  The number of options disclosed is based on the target number of options, which is the same as the maximum.

Stock Ownership Requirements
To further align the interests of our Board with our shareholders, we adopted stock ownership requirements for directors in 2000.  The members of our Board are required to acquire and continuously hold a specified minimum level of our Common Stock.  Under our stock ownership requirements, Board members must acquire and hold Common Stock with a total fair market value equal to five times the annual Board retainer fee, which is $130,000 for all of the Board members except Mr. Johnson.  Mr. Johnson’s stock ownership requirement is $180,000 due to his higher annual board retainer.  Board members must satisfy the stock ownership requirement within three years of first becoming subject to the stock ownership requirement, and at a minimum, have satisfied one-third of the requirement after one year, and two-thirds of the requirement after two years.  All members of our Board are in compliance with our stock ownership requirement.

Ratification of Appointment of Independent Auditor
(Proposal No. 2)
At the Annual Meeting, our Board will recommend shareholder ratification of the appointment of KPMG LLP as our independent auditor for 2018.  KPMG LLP has served as our independent auditor since 1987.  If the appointment is not ratified, the Board will consider whether it should select another independent auditor.  Representatives of KPMG LLP are expected to be present at the meeting to respond to shareholders' questions and will have an opportunity to make a statement if they so desire.
Required Vote
The number of votes cast for the proposal must exceed the number of votes cast against the proposal for approval of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF KPMG LLP AS NVR'S INDEPENDENT AUDITOR FOR 2018.
FEES PAID OR INCURRED FOR KPMG LLP DURING THE YEARS ENDED DECEMBER 31:

	2017	2016
Audit fees:
Integrated audit of financial statements, internal controls over financial reporting and quarterly reviews	$750,000	$717,500
Consents	—	—
Reimbursable expenses	470	1,857
Total audit fees	750,470	719,357
Audit-related fees:
Employee benefit plan audit	43,000	42,000
Tax fees	—	—
All other fees	—	—
Total fees	$793,470	$761,357

The Audit Committee annually evaluates what types of audit and non-audit services (permitted by law) that, subject to certain limits, can be entered into with pre-approval authority granted by the Audit Committee and will grant that authority, if applicable, pursuant to an Audit Committee resolution.  For 2017 and 2016, under separate authorizations applicable to each respective year, the Audit Committee delegated to our Chairman of the Audit Committee, CEO and CFO, together or separately, in our name and on our behalf, the authority, subject to individual cost limits, to engage KPMG LLP to provide:

•	Accounting guidance and technical assistance for the implementation of newly issued accounting pronouncements and standards;

•	Accounting guidance and technical assistance related to the application of existing accounting pronouncements and standards to our transactions; and

•	SEC registration statement comfort letters and consents.
The aggregate amount for all pre-approved services may not exceed 50% of the annual audit fee. The Audit Committee Chairman, the CEO and CFO must report any such audit-related or non-audit services to the full Audit Committee at its next regularly scheduled meeting.
All fees incurred during 2017 and 2016 were approved directly by our Audit Committee.

Advisory Vote on Executive Compensation
(Proposal No. 3)
Pursuant to the requirements of Section 14A of the 1934 Act, we are providing our shareholders an opportunity to indicate whether they support our named executive officer compensation as described in this Proxy Statement.  This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to the compensation paid to the named executive officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentations.  These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.  We are currently holding “say on pay” advisory votes on an annual basis.
We actively monitor our executive compensation practices in light of the industries in which we operate and the marketplace for talent in which we compete.  We are focused on compensating our named executive officers fairly and in a manner that incentivizes high levels of performance while providing us the tools to attract and retain the best talent.  As discussed in the Compensation Discussion and Analysis included in this Proxy Statement, we believe that our executive compensation program properly links executive compensation to our performance and aligns the interests of our named executive officers with those of our shareholders.  Specifically:

•
We pay cash compensation to our named executive officers in amounts that we believe to be consistent with the cash compensation paid to comparable positions in other publicly traded companies within our industry.

•
We limit the annual cash bonus opportunity of our named executive officers to 100% of their base salary, and have not provided any opportunity to exceed that amount for short-term quarterly or annual performance in excess of our business plan.

•	We place a substantial portion of compensation to our executive officers at risk in the form of equity-based awards that vest over a long-term period.

•	We issue periodic (not annual) equity grants, including performance-based stock options, to our named executive officers that vest over a long period of time.

•	Our named executive officers must achieve and maintain a designated robust level of ownership in NVR stock.
Accordingly, the Board unanimously recommends that shareholders vote in favor of the following resolution:
“Resolved, that the compensation paid to NVR’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related footnotes and narrative disclosures, is hereby APPROVED.”
Although this vote is advisory and is not binding on NVR, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.  For the advisory resolution to be approved, the number of votes cast "FOR" the resolution must exceed the votes cast "AGAINST" the resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR”
THE FORGOING RESOLUTION.

Management Proposal to Adopt the
NVR, Inc. 2018 Equity Incentive Plan
(Proposal No. 4)

We are asking our shareholders to approve the NVR, Inc. 2018 Equity Incentive Plan (the “2018 Equity Plan”), which was approved by the Board on February 14, 2018. Under the 2018 Equity Plan, awards to acquire up to 275,000 shares of our Common Stock (“Shares”) may be granted to our key management employees, including executive officers, and our Board members (any of such individuals who receive an award under the 2018 Equity Plan are referred to below as “Participants”). All of the 275,000 Shares may be granted as non-qualified stock options (“Options”) and up to 40,000 of the 275,000 Shares available for issuance under the 2018 Equity Plan may be granted as restricted share units ("RSUs").

Required Vote
Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting of Shareholders is required for approval of the 2018 Equity Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
VOTING “FOR” THE PROPOSAL FOR ADOPTION OF THE
NVR, INC. 2018 EQUITY INCENTIVE PLAN.

Features of Our Equity Incentive Program

We prefer the use of Options for the following reasons:

•	We believe Options are inherently performance based since the optionee does not realize value unless the stock price appreciates above the grant price; and

•	We believe Options align the long-term interests of our key management employees and Board members with our shareholders.

Nevertheless, we recognize that many institutional shareholders may not view Options as entirely performance-based. During our development of the 2018 Equity Plan, we met with shareholders who own over 40% of our Shares to obtain their input regarding the 2018 Equity Plan. In addition, we met with Institutional Shareholder Services and Glass Lewis to discuss our compensation philosophy in general.
A number of our shareholders indicated they believe the vesting for a portion of the equity grants should be subject to the attainment of a financial performance metric. As a result of this input, the Compensation Committee determined it will require the following for Options granted under the 2018 Equity Plan:

•	50% of the grant value will require that a financial performance metric established by the Compensation Committee be met for the Options to vest; and

•	50% of the grant value will be subject solely to time-based vesting.

This structure is the same as the structure for grants of Options under the 2014 Equity Plan.
While we do not currently plan to issue RSUs, if the plan is approved, up to 40,000 of the Shares available for issuance under the 2018 Equity Plan may be granted as RSUs. We expect this will give us flexibility beyond May 2020 if we need to offer RSUs to new hires to replace unvested equity awards they forfeit by leaving their former employer or to current employees for retention purposes. The 37,774 shares that remain available under the 2010 Equity Plan, which we currently expect to issue as Options, will not be available to issue as Options or RSUs after May 2020.
Our equity incentive program includes the following practices, which we believe aligns the interests of the Participants with the long-term interests of our shareholders:

•	Our equity agreements include a double trigger change in control provision.

•	Our equity agreements have a clawback provision.

•	Our equity agreements have a non-competition provision.

•	We have robust NVR share ownership requirements.

•	We prohibit hedging or pledging of NVR stock.

•	We mitigate the potential dilutive effect of equity awards through our robust share repurchase program.

•	We utilize an independent compensation consultant.
We also believe that our equity incentive program follows corporate governance best practices in that our equity plans do not include:

•	Evergreen provisions;

•	Re-pricing of Options without shareholder approval (NVR has no history of re-pricing options);

•	Discounted Options or reload features; or

•	Accelerated vesting of equity upon announcement of a corporate transaction.

Purpose and Importance of Plan
We have a long-running record of producing a high level of operating and financial performance. That performance is evidenced by the following:

•	Our total shareholder return (“TSR”) over the ten years ended December 31, 2017 was 570%, which:

•	was the highest among public company homebuilders;

•	far exceeded the TSR of 198% for the Dow Jones U.S. Home Construction Index; and

•	far exceeded the gain of 125% for the S&P 500 Index.

•	Our average annual return on capital of 15% and pre-tax return on revenue of 10% during the ten years ended December 31, 2017 are the highest among our homebuilding peer group.

NVR’s historical operating success and industry leading financial results are attributable to the execution by our management team of our unique business model. Retaining loyal and experienced managers is critical to our continued success. The average tenure of our senior managers is 17 years. NVR has established a sizable competitive advantage in our markets through the stability of our local management teams, who tend to remain in the same geographic market through much of their career. Our local managers are experts in their local real estate market, they have long-term relationships with the best land developers and subcontractors in their markets, and they have a thorough understanding of local government homebuilding laws, rules and regulations. We view our employees as our most important asset. Our prior equity plans have significantly aided us in the long-term retention of our key employees. Our equity grants further protect our interests by limiting the ability of optionees to compete with us in our markets post-employment.

In addition to our belief that an effective long term incentive plan is essential to the long-term retention of our named executive officers and key managers, it is equally important to provide Option grants to new managers as we continue to grow our business as the housing market continues to improve. We must have the ability to attract and competitively compensate high-quality personnel to assist us in our growth objectives.

By placing a large portion of compensation at risk through equity compensation plans consistent with our compensation philosophy, the future economic interests of key members of management and Board members are linked directly to those of our shareholders. This alignment with shareholders has been demonstrated over a long time period:

•	Our compensation philosophy has been consistent for over 20 years.

•
Since the first stock option plan was adopted by shareholders in 1993, our market value per share has risen dramatically from $9.75 per share at December 31, 1993 to $3,508.22 per share at December 31, 2017.

•	Our TSR of 15,938% over the 20 years ended December 31, 2017 was 7th highest among Fortune 500 companies.

We believe the significant price appreciation of our Shares is reflective of the consistency and success of our compensation philosophy.

To further solidify the direct link between management and our shareholders, the Board has established NVR Stock Ownership Guidelines (the “Guidelines”). Under the Guidelines, our top 50 managers must acquire and hold Shares with a total fair market value ranging from one to eight times their annual base salaries depending upon their level of responsibility.

The majority of our key managers will become fully vested on December 31, 2019 in their Options from the previous block grant in May 2014. This creates significant retention risk for us beyond 2019. As of December 31, 2017, there were approximately 314,000 Shares remaining under our existing equity incentive plans, which is not an adequate number of Shares to make a new 4-year block grant of Options to our key managers and Board members with vesting schedules beyond 2019.

We have performed macro-level calculations to determine the 275,000 Share pool for which we are seeking shareholder approval, which is intended to provide grants to both current and future employees as we hire for future growth as well as Board members. If we obtain shareholder approval of this 2018 Equity Plan, we do not expect to seek approval for another equity plan until 2022 at the earliest.

We recognize that the number of Shares proposed for the 2018 Equity Plan, combined with the number of Options outstanding under existing plans, may exceed the current dilution thresholds for employee equity compensation plans recommended by certain institutional investors. We calculate dilution as the total of (a) Shares underlying outstanding awards plus Shares available for grant, divided by (b) the average number of Shares outstanding plus Shares underlying outstanding equity awards plus Shares available for grant. Our dilution is 25% as of December 31, 2017. The primary drivers of this dilution rate are:

•	Our use of Options rather than RSUs;

•	Approximately 461,000 vested but unexercised Options;

•	Our multi-year pre-vesting (1-2 years) and vesting periods (4 years); and

•	Our robust Share repurchase program, which has consistently reduced our Shares outstanding.

The following are the impacts of the above items on our current dilution percentage:

•	Vested but unexercised Options represent dilution of 9%; and

•	Share repurchases since the 2014 Equity Plan was approved represent another 4% of the dilution.

In other words, if our managers and Board members took a short term view and exercised their vested Options and if we had not returned capital to our shareholders through our Share repurchase program, our dilution would not have been 25% as noted above but would have been 13% as of December 31, 2017.

We feel that we effectively manage any potential dilution from our stock option plans through our robust share repurchase program:

•
Since 1993 we have repurchased approximately 24.5 million Shares, which is over 2.8 times the total number of Shares authorized to be issued to employees and directors under our equity incentive plans over the same time period.

•	We have repurchased approximately 1.25 million Shares during the period 2014-2017.

•	The number of Shares outstanding is 17% lower at December 31, 2017 compared to December 31, 2013, which was the last year end prior to shareholder approval of the 2014 Plan.

•	The 1.25 million Shares repurchased during the last four years compare to 950,000 Shares that were approved for issuance in the 2014 Plan.

We do not grant Options annually. Rather, we have historically followed a “layered” approach of granting Options before the end of the vesting period for the prior grant, such that there is always one grant actively vesting over a multi-year period, with another grant in a pre-vesting period (in essence, two awards are outstanding at any given time). We believe this structure ensures that our executives and Board members are focused on driving shareholder value over a long-term period and it has been a highly successful retention vehicle for us.

The following table sets forth the number of Shares granted and forfeited during the years ended December 31, 2017, 2016 and 2015.

Year Ended December 31,	Number of Options Granted	Number of RSUs Granted	Number of Options and RSUs Forfeited	Weighted Average Number of Shares Outstanding (1)
2017	29,990	—	(31,800)	3,732,912
2016	73,578	—	(45,391)	3,847,361
2015	47,850	—	(26,480)	4,021,804

(1)	Weighted average number of Shares outstanding is the amount used for calculating our basic earnings per share as presented in the Annual Report on Form 10-K for the respective year.

If the 2018 Equity Plan is approved, we intend to grant a block of Options to Participants in 2018 that will vest at December 31, 2020, 2021, 2022 and 2023, with the vesting for 50% of the Options subject to a performance metric approved by the Compensation Committee and the vesting for the remaining 50% of the Options subject solely to continued service. Thus, we expect the pre-vesting period for the initial grants made under the 2018 Plan to be approximately 1.5 years, followed by a 4 year vesting period, resulting in a total vesting period of 5.5 years. We will calculate the value of the individual grants by determining the annual value we intend to provide to the participant and multiply the annual value by the number of vesting years. We do not expect to grant any additional Options until 2022, except for promotions and new hires.

We believe that it is in the best interest of NVR and its shareholders to approve the 2018 Equity Plan for the reasons described above. The Board of Directors approved and adopted the 2018 Equity Plan on February 14, 2018, subject to shareholder approval. Shareholder approval of the 2018 Equity Plan is required by the New York Stock Exchange listing rules.

A summary description of the principal terms and purpose of the 2018 Equity Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2018 Equity Plan, a copy of which is attached as Appendix A to this proxy statement.

General
The aggregate number of Shares which may be covered by awards granted pursuant to the 2018 Equity Plan is 275,000 Shares. All of the 275,000 shares may be granted as awards of Options and up to 40,000 of the 275,000 Shares available for issuance under the 2018 Equity Plan may be granted as RSUs. Approximately 180 of our employees, including our named executive officers, and Board Members, will be eligible to participate in the 2018 Equity Plan. Shares underlying Options that terminate prior to the expiration of the 2018 Equity Plan will again be available for issuance under the 2018 Equity Plan. However, Shares tendered or withheld in connection with the purchase of Shares upon exercise of an Option, Shares deducted in connection with tax withholding obligations, and Shares purchased by us with the proceeds from Option exercises will not be available for re-grant under the 2018 Equity Plan.

The total number of Shares with respect to which Options and RSUs may be granted in any calendar year under the 2018 Equity Plan to any Participant may not exceed (1) 75,000 Shares for Participants other than outside Board members and (2) 30,000 Shares for outside Board members. The total limit on Shares that may be granted under the 2018 Equity Plan and the individual limit on grants are subject to adjustment in the event of stock dividends, stock splits, recapitalizations or a similar change in outstanding Shares. Because participation under the 2018 Equity Plan is subject to the discretion of the Compensation Committee of the Board, the benefits or amounts that will be received by any participant or groups of participants if the 2018 Equity Plan is approved are not currently determinable.

The 2018 Equity Plan will be administered by the Compensation Committee which is comprised of four independent members of the Board. The Compensation Committee has the authority to make grants and to interpret the 2018 Equity Plan. The Compensation Committee has the authority to delegate to one or more officers of the Company, the authority to approve Option grants to participants other than to members of the Board and our executive officers. Options granted pursuant to the 2018 Equity Plan are not intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code. See "Federal Income Tax Consequences."

An Option may be exercised to the extent that Shares have vested under the Option (as described below), in whole or in part, and at any time prior to expiration or termination of the Option. Payment may be made in immediately available funds or by the assignment and delivery of Shares that are not subject to restriction and have a fair market value equal to the exercise price of the Option less any portion paid in cash. The Committee may also authorize the use of broker-assisted cashless exercise or the issuance of a number of Shares equal in value to the difference between the option price and the fair market value of the Shares subject to the portion of the Option being exercised.

Options will be granted at an option price equal to the fair market value of the underlying Shares at the time the option is granted. RSUs do not have an exercise price and are generally issued for no consideration, other than the par value of the Shares, which is deemed paid by past or future services of the grantee. The fair market value of our Shares is generally determined by the closing price of the underlying Shares as reported by a national or regional stock exchange or other established securities market for publicly traded stock on the date immediately preceding the date of grant. The closing price of our Shares on March 2, 2018, as reported by the New York Stock Exchange, was $2,900.02 per Share. Shareholder approval is required for any material amendment to the 2018 Equity Plan as determined under the rules of the New York Stock Exchange or applicable law, including any amendment that would allow the repricing of outstanding Options.
Each Option will have a term of ten (10) years from the date of grant, subject to the limitations below. To date, there have been no grants of Options under the 2018 Equity Plan.
An Option or RSU is subject to immediate termination if the participant ceases to be an employee of NVR as a result of a termination for "cause" as defined in the 2018 Equity Plan, and, except as otherwise provided in an award agreement or as approved by the Compensation Committee in its sole discretion, vested Options may be exercised for a period of up to three months (one year in the case of death or disability) following a termination of employment other than for "cause." Subject to alternative treatment in an award agreement, in the event of an involuntary termination of employment due to a reduction in force, death, disability or retirement, the participant will be given additional pro rata vesting for the portion of the year prior to termination for determining exercisability. In the event a Board member’s service is terminated for any reason, the Board member will be given additional pro rata vesting for the portion of the year prior to termination for determining exercisability.
Subject to alternative treatment in an award agreement, if we experience a change of control (as defined in the 2018 Equity Plan) and the equity awards are assumed in the transaction, there will be no accelerated vesting of Options or RSUs. Subject to alternative treatment in an award agreement, if we experience a change of control and the equity awards are not assumed in the transaction, vesting of previously unvested Options and RSUs will be accelerated to the date of the change of control. NVR may provide that Options that are not exercised prior to the change in control will be canceled for a payment equal to the purchase price per share paid to holders of Shares in the change of control less the option price applicable to the Options.

Shareholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Further, shareholder approval is required to re-price any Options at an Option price less than the Option price specified at an original date of grant. The Board may from time to time suspend or at any time terminate the 2018 Equity Plan.

Section 162(m) of the Internal Revenue Code limits publicly-held companies such as NVR to an annual deduction for federal income tax purposes of $1 million for compensation paid to each of their chief executive officer, chief financial officer and the next three highest compensated executive officers, referred to as covered employees.

Federal Income Tax Consequences

The grant of an Option under the 2018 Equity Plan will result in no Federal income tax consequences to us or the Optionee at the grant date. Upon the exercise of an Option granted under the 2018 Equity Plan, an Optionee will recognize ordinary income (subject to withholding taxes, if the Optionee is a current or former employee) in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction in the same amount and at the same time as the Optionee recognizes ordinary income, subject to the 162(m) limitation discussed above. Upon a subsequent sale or exchange of Shares acquired pursuant to the exercise of an Option, the Optionee will have a taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the Shares plus the amount treated as ordinary income at the time the option was exercised).

If an Optionee surrenders Shares in payment of part or all of the exercise price for an Option, no gain or loss will be recognized with respect to the Shares surrendered and the Optionee will be treated as receiving an equivalent number of Shares pursuant to the exercise of the Option in a nontaxable exchange. The basis of the Shares surrendered will be treated as the substituted tax basis for an equivalent number of Option Shares received, and the new Shares will be treated as having been held for the same holding period as had expired with respect to the transferred Shares. The difference between the aggregate option exercise price and the aggregate fair market value of the Shares received pursuant to the exercise of the Option will be taxed as ordinary income.

The grant of an RSU under the 2018 Equity Plan will result in no Federal income tax consequence to us or the Participant at the grant date. Upon receipt of a Share in satisfaction of an RSU granted under the 2018 Equity Plan, a Participant will recognize ordinary income (subject to withholding taxes, if the Participant is a current or former employee) in an amount equal to the fair market value of the Shares on the date of receipt. If we comply with applicable reporting requirements, we will be entitled to a business expense deduction for the year in which the RSUs vested in the same amount as the grantee recognizes ordinary income, subject to the 162(m) limitation discussed above.

Equity Compensation Plan Information

The table below sets forth information as of December 31, 2017 for (i) all equity compensation plans approved by our shareholders and (ii) all equity compensation plans not approved by our shareholders:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders (1)	836,474	$1,151.14	314,281
Equity compensation plans not approved by security holders	89,382	$703.00	—
Total	925,856	$1,107.87	314,281

(1)
This category includes RSUs authorized to be issued under the 2010 Equity Incentive Plan, which was approved by our shareholders at our May 4, 2010 Annual Meeting. At December 31, 2017, there are 9,961 RSUs outstanding. Of the total 314,281 shares remaining available for future issuance under the shareholder approved plans, up to 37,774 may be issued as RSUs. The weighted-average exercise price of outstanding options under security holder approved plans, excluding outstanding RSUs, was $1,165.01.

Equity compensation plans approved by our shareholders include: the 1998 Management Long-Term Stock Option Plan, the 2010 Equity Incentive Plan, and the 2014 Equity Incentive Plan. The only equity compensation plan that was not approved by our shareholders is the 2000 Broadly-Based Stock Option Plan.

Shareholder Proposals For the 2018 Annual Meeting
Shareholder proposals that are intended by a shareholder to be included in our proxy statement for our next annual meeting of shareholders pursuant to Rule 14a-8 of the SEC must be received in the office of NVR's Secretary no later than November 20, 2018.
Shareholder proposals that are not submitted for inclusion in our proxy statement pursuant to Rule 14a-8, but that one or more shareholders intend to propose for consideration at our next annual meeting, must be submitted to the office of NVR's Secretary no earlier than November 20, 2018 and no later than December 20, 2018 and must otherwise comply with the conditions set forth in Section 2.04 of our Bylaws (or, the case of director nominations, Section 3.03 of our Bylaws). Any shareholder proposal that is not submitted within the applicable time frame will not be eligible for presentation or consideration at the next annual meeting.
Our Bylaws permit shareholders owning 3% or more of our common stock for at least three years to nominate up to 20% of our Board and include these nominees in our proxy materials.  The number of shareholders who may aggregate their shares to meet the 3% ownership threshold is limited to 20.  The shareholder(s) and nominees(s) must also satisfy the other requirements in our Bylaws.  Notice of proxy access director nominees must be received no earlier than October 21, 2018 and no later than November 20, 2018.
Other Matters
Management knows of no other business to be presented for action at the Annual Meeting, other than those items listed in the notice of the Annual Meeting referred to herein.  If any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder.
Our Annual Report on Form 10-K for 2017, including consolidated financial statements and other information, accompanies this Proxy Statement but does not form a part of the proxy soliciting material.  A complete list of the shareholders of record entitled to vote at our Annual Meeting will be open and available for examination by any shareholder, for any purpose germane to the Annual Meeting, between 9:00 a.m. and 5:00 p.m. at our offices at 11700 Plaza America Drive, Suite 500, Reston, Virginia 20190, from April 16, 2018 through May 1, 2018 and at the time and place of the Annual Meeting.
Copies of our most recent Annual Report on Form 10-K, including the financial statements and schedules thereto, which we are required to file with the SEC will be provided in print without charge upon the written request of any shareholder.  Such requests may be sent to Investor Relations, NVR, Inc., 11700 Plaza America Drive, Suite 500, Reston, Virginia, 20190.  Our SEC filings are also available to the public from our website at www.nvrinc.com, and the SEC’s website at www.sec.gov.

By Order of the Board of Directors,

James M. Sack
Secretary and General Counsel

Reston, Virginia
March 20, 2018

Appendix A

__________________________________________________________________

NVR, INC.

2018 EQUITY INCENTIVE PLAN
__________________________________________________________________

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10.	FORM OF PAYMENT FOR OPTIONS AND STOCK UNITS	11
	10.1. General Rule.	11
	10.2. Surrender of Stock.	11
	10.3. Cashless Exercise.	11
	10.4. Other Forms of Payment.	11
11.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS	12
	11.1. Dividend Equivalent Rights.	12
	11.2. Termination of Service.	12
12.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS	12
	12.1. Grant of Performance Awards.	12
	12.2. Value of Performance Awards.	12
	12.3. Earning of Performance Awards.	12
	12.4. Form and Timing of Payment of Performance Awards.	13
	12.5. Performance Conditions.	13
	12.5.1. Evaluation of Performance.	13
13.	PARACHUTE LIMITATIONS	14
14.	REQUIREMENTS OF LAW	14
	14.1. General.	14
	14.2. Rule 16b-3.	15
15.	EFFECT OF CHANGES IN CAPITALIZATION	15
	15.1. Changes in Stock.	15
	15.2. Reorganization in Which the Company Is the Surviving Entity Which Does Not Constitute a Corporate Transaction.	16
	15.3. Corporate Transaction in which Awards are not Assumed.	16
	15.4. Corporation Transaction in which Awards are Assumed.	16
	15.5. Adjustments.	17
	15.6. No Limitations on Company.	17
16.	GENERAL PROVISIONS	17
	16.1. Disclaimer of Rights.	17
	16.2. Nonexclusivity of the Plan.	17
	16.3. Withholding Taxes.	18
	16.4. Captions.	18
	16.5. Other Provisions.	18
	16.6. Number and Gender.	19
	16.7. Severability.	19
	16.8. Governing Law.	19
	16.9. Code Section 409A.	19

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NVR, INC.
2018 EQUITY INCENTIVE PLAN
NVR, Inc., a Virginia corporation, sets forth herein the terms of its 2018 Equity Incentive Plan, as follows:

1.	PURPOSE
The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, and key employees and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options and stock units. Any of these awards may, but need not, be made as performance incentives to reward attainment of long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan will be non-qualified stock options, as provided herein.

2.	DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1    “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of stock options is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).
2.2    “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.
2.3    “Award” means a grant of an Option or Stock Unit under the Plan.
2.4    “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
2.5    “Benefit Arrangement” shall have the meaning set forth in Section 13 hereof.
2.6    “Board” means the Board of Directors of the Company.
2.7    “Cause” shall have the meaning set forth in the applicable agreement between the Grantee and the Company or an Affiliate, and in the absence of such agreement, means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or any Affiliate, (i) conviction

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of a felony, violation of any federal or state securities law, or other crime involving moral turpitude; (ii) gross misconduct in connection with the performance of such Grantee’s duties (which shall include a breach of such Grantee’s fiduciary duty of loyalty); or (iii) a material breach of any covenants by the Grantee contained in any agreement between Grantee and the Company or its Affiliates. Any determination by the Board regarding whether an event constituting Cause shall have occurred shall be final, binding and conclusive.
2.8    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
2.9    “Committee” means the Compensation Committee of the Board which shall consist of two or more Outside Directors of the Company who (a) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (b) comply with the independence requirements of the stock exchange on which the Common Stock is listed.
2.10    “Company” means NVR, Inc., a Virginia corporation.
2.11    “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction or series of transactions (including, without limitation, a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.
2.12    “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.
2.13    “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 11, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.
2.14    “Effective Date” means __________, 2018, the date on which the Plan is approved by the Company’s stockholders.
2.15    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.16    “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date the shares of Stock are listed on an established national or regional stock exchange, or are publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the last trading day immediately preceding the date of grant. If there is no such reported closing price on the applicable date as specified in the immediately preceding sentence, the Fair Market Value shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such exchange or market. If on the Grant Date the Stock is not listed on such an exchange or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

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2.17    “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Company completes the corporate action constituting the Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Committee.
2.18    “Grantee” means a person who receives or holds an Award under the Plan.
2.19    “Non-Qualified Stock Option” means an Option that is not an incentive stock option within the meaning of Code Section 422.
2.20    “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
2.21    “Option Price” means the exercise price for each share of Stock subject to an Option.
2.22    “Other Agreement” shall have the meaning set forth in Section 13 hereof.
2.23    “Outside Director” means a member of the Board who is not an officer or employee of the Company.
2.24    “Performance Award” means an Award made subject to the attainment of Performance Measures over a Performance Period of up to ten (10) years.
2.25    “Performance Measures” means objective performance criteria on which performance goals under Performance Awards are based, such as: (a) net earnings or net income; (b) operating earnings or income; (c) pretax earnings; (d) earnings per share; (e) share price, including growth and capitalization measures and total stockholder return; (f) earnings before interest and taxes; (g) earnings before interest, taxes, depreciation and/or amortization; (h) sales or revenue growth or targets; (i) gross or operating margins; (j) return measures, including return on assets, capital, investment, equity, sales or revenue; (k) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (l) productivity ratios; (m) expense targets; (n) costs, reductions in cost, and cost control measures; (o) market or market segment share or penetration; (p) financial ratios as provided in credit agreements or indentures of the Company and its Subsidiaries; (q) debt rating targets; (r) working capital targets; (s) completion of acquisitions or divestitures of businesses, assets, or companies; (t) employee retention and recruiting metrics, including turnover; and (u) any combination of any of the foregoing business criteria.
2.26    “Performance Period” means the period of time during which the Performance Measures under Performance Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance Awards.
2.27    “Plan” means this NVR, Inc. 2018 Equity Incentive Plan.
2.28    “Purchase Price” means the purchase price, if any, for each share of Stock subject to an Award of Stock Units.
2.29    “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.
2.30    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

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2.31    “Service” means service as a Service Provider to the Company or any Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or any Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Committee, which determination shall be final, binding and conclusive.
2.32    “Service Provider” means an employee, officer or director of the Company or any Affiliate, currently providing services to the Company or any Affiliate.
2.33    “Stock” means the shares of common stock, par value $0.01 per share, of the Company.
2.34    “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 9 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash or a combination thereof.
2.35    “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).
2.36    “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

3.	ADMINISTRATION OF THE PLAN

3.1.	Board.
The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and Applicable Laws. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and Applicable Laws. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2.	Committee.
The Board hereby delegates to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and Applicable Laws. The Board or Committee may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, or a committee composed of one or more officers of the Company who are not directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers (as defined under Rule 3b-7 of the Exchange Act) or directors of the Company, may grant Awards under the Plan to such

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employees or other Service Providers, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 and the rules of the applicable national or regional stock exchange.
In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3.	Terms of Awards.
Subject to the other terms and conditions of the Plan, the Committee or the committee designated pursuant to Section 3.2, shall have full and final authority to:
(i)    designate Grantees;
(ii)    determine the number of shares of Stock to be subject to an Award;

(iii)
establish the terms and conditions of each Award (including, but not limited to, the nature and duration of any restriction or condition (or provision for lapse thereof)) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto;

(iv)    prescribe the form of each Award Agreement evidencing an Award; and

(v)
subject to the limitation on repricing in Section 3.5, amend, modify or supplement the terms of any outstanding Award, provided, that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award.

3.4.	Forfeiture; Recoupment.
(a)    The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of, or in conflict with, any (i) non-competition agreement, (ii) agreement prohibiting solicitation of employees or clients of the Company or an Affiliate, (iii) confidentiality obligation with respect to the Company or an Affiliate, as and to the extent specified in such Award Agreement. If the Grantee of an outstanding Award is an employee of the Company or an Affiliate and such Grantee’s Service is terminated for Cause, the Committee may annul such Grantee’s outstanding Award as of the date of the Grantee’s termination of Service for Cause.

(b)    Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee of such Award to the Company to the extent that such Grantee is or in the future becomes subject to (i) any Company or Affiliate “clawback” or recoupment policy or (ii) any Applicable Laws, in each case that require the repayment by such Grantee to the Company or Affiliate of compensation paid to such Grantee by the Company or an Affiliate in the event that such Grantee fails to comply with, or violates, the terms or requirements of such policy.

(c)    If the Company is required to prepare an accounting restatement due to the material noncompliance by the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Grantee of an Award under such Award Agreement who knowingly engaged

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in such misconduct, was grossly negligent in engaging in such misconduct, knowingly failed to prevent such misconduct or was grossly negligent in failing to prevent such misconduct, shall reimburse the Company the amount of any payment in settlement of such Award earned or accrued during the period of twelve (12) months following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained information affected by such material noncompliance.

(d)    Notwithstanding any other provision of the Plan or any provision of any Award Agreement, if the Company is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Stock received in connection with an Award (or an amount equal to the Fair Market Value of such Stock on the date of delivery thereof to the Grantee if the Grantee no longer holds the shares of Stock) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was expressly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other performance goals) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.5.	No Repricing.
Notwithstanding anything in the Plan to the contrary, except in connection with a Corporate Transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Company may not (a) amend the terms of outstanding Options to reduce the Option Price of such outstanding Options; (b) cancel or assume outstanding Options in exchange for or substitution of Options with an Option Price that is less than the Option Price of the original Options; or (c) cancel or assume outstanding Options with an Option Price above the current Fair Market Value in exchange for cash, Awards, or other securities, in each case, unless such action (i) is subject to and approved by the Company’s stockholders, or (ii) is an appropriate adjustment pursuant to Section 15.

3.6.	No Liability.
No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7.	Share Issuance/Book-Entry.
Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Committee, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN

4.1.	Number of Shares Available for Awards.
Subject to adjustment as provided in Section 15 hereof, the number of shares of Stock available for issuance under the Plan shall be two hundred seventy-five thousand (275,000), of which forty thousand (40,000) shares of Stock may be made subject to the grant of Stock Units. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by Applicable Laws, issued shares that have been reacquired by the Company.

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4.2.	Share Usage.
Shares covered by an Award shall be counted as used as of the Grant Date. Any shares of Stock that are subject to Options or Stock Units shall be counted against the limit set forth in Section 4.1 as one (1) share for every one (1) share subject to an Award. If any shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares of Stock, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. The number of shares of Stock available for Awards under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as provided in Section 10.2, (ii) deducted or delivered from payment of an Award of an Option or Stock Units in connection with the Company’s tax withholding obligations as provided in Section 16.3, or (iii) purchased by the Company with proceeds from Option exercises.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1.	Effective Date.
The Plan shall be effective as of the Effective Date.

5.2.	Term.
The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3.	Amendment and Termination of the Plan.
The Committee may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent required by Applicable Laws or required by applicable stock exchange listing requirements. No amendment will be made to the no-repricing provisions of Section 3.5 or the option pricing provisions of Section 8.1 without the approval of the Company’s stockholders. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers and Other Persons.
Subject to this Section 6, Awards may be made under the Plan to any Service Provider as the Committee shall determine and designate from time to time.
6.2.    Limitation on Shares Subject to Stock Options and Stock Units.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, (i) the maximum number of shares of Stock subject to Options or Stock Units that may be awarded under the Plan to any person eligible for an Award under Section 6 hereof other than an Outside

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Director is seventy-five thousand shares (75,000) per calendar year, and (ii) the maximum number of shares of Stock subject to Options or Stock Units that may be awarded under the Plan to any Outside Director is thirty thousand shares of Stock (30,000) per calendar year. The preceding limit in this Section 6.2 is subject to adjustment as provided in Section 15.

6.3	Stand-Alone, Additional, Tandem and Substitute Awards.
Subject to Section 3.5, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or any Affiliate, or (c) any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. Subject to Section 3.5, if an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, any Affiliate, or any business entity acquired by the Company or any Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or any Affiliate. Notwithstanding Section 8.1, but subject to Section 3.5, the Option Price of an Option that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that, the Option Price or grant price is determined in accordance with the principles of Code Section 409A.

7.	AWARD AGREEMENT
Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify that such Options are intended to be Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price.
The Option Price of each Option shall be fixed as the Fair Market Value on the date of grant and stated in the Award Agreement evidencing such Option.

8.2.	Vesting.
Subject to Sections 8.3 and 15.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement; provided that no Option shall be granted to Grantees who are entitled to overtime under Applicable Laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3.	Term.
Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under

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such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option.

8.4.	Termination of Service.
Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5.	Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 15 hereof which results in termination of the Option.

8.6.	Method of Exercise.
Subject to the terms of Section 10 and Section 15.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company of notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7.	Rights of Holders of Options.
Unless otherwise stated in the applicable Award Agreement, an individual holding or entity exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8.	Delivery of Stock Certificates.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9.	Transferability of Options.
During the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

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9.	TERMS AND CONDITIONS OF STOCK UNITS

9.1.	Grant of Stock Units.
Awards of Stock Units may be made for consideration or for no consideration (other than the par value of the shares of Stock, which shall be deemed paid by past or future Services by the Grantee to the Company or an Affiliate).

9.2.	Restrictions.
Subject to Section 15.3, at the time a grant of Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “restricted period”) applicable to such Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance goals, which may be applicable to all or any portion of such Stock Units as provided in Section 12. Awards of Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

9.3.	Rights of Holders of Stock Units.

9.3.1.	Voting and Dividend Rights.
Holders of Stock Units shall have no rights as stockholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the Company’s stockholders). The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive Dividend Equivalent Rights.

9.3.2.	Creditor’s Rights.
A holder of Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

9.4.	Termination of Service.
Unless the Committee provides otherwise in an Award Agreement or in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to receive Dividend Equivalent Rights with respect to such Stock Units.

9.5.	Purchase of Shares of Stock Subject to Stock Units.
The Grantee shall be required, to the extent required by Applicable Laws, to purchase the shares of Stock subject to vested Stock Units from the Company at a Purchase Price equal to the greater of (a) the aggregate par value of the shares of Stock represented by such Stock Units or (b) the Purchase Price, if any, specified in the Award Agreement relating to such Stock Units. The Purchase Price shall be payable

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in a form provided in Section 10 or, in the sole discretion of the Committee, in consideration for past or future Services rendered to the Company or an Affiliate.

9.6.	Delivery of Shares of Stock.
Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration or a stock certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by the Stock Unit have been delivered in accordance with this Section 9.6.

10.	FORM OF PAYMENT FOR OPTIONS AND STOCK UNITS

10.1.	General Rule.
Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for vested Stock Units shall be made in cash or in cash equivalents acceptable to the Company.

10.2.	Surrender of Stock.
To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for vested Stock Units may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

10.3.	Cashless Exercise.
With respect to an Option only, to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 16.3, or, with the consent of the Company, by issuing the number of shares equal in value to the difference between the Option Price and the Fair Market Value of the shares subject to the portion of the Option being exercised.

10.4.	Other Forms of Payment.
To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for vested Stock Units may be made in any other form that is consistent with Applicable Laws, regulations and rules, including, without limitation, Service.

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11.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

11.1.	Dividend Equivalent Rights.
A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date (with or without being subject to forfeiture or a repayment obligation). A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options. Subject to this Section 11, the terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock or Awards, which may thereafter accrue additional Dividend Equivalent Rights. Any such reinvestment in additional shares of Stock shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may (a) provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award or (b) contain terms and conditions which are different from the terms and conditions of such other Award.

11.2.	Termination of Service.
Unless the Committee otherwise provides in an Award Agreement or in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Grantee’s termination of Service for any reason.

12.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

12.1.	Grant of Performance Awards.
Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Awards to a Grantee in such amounts and upon such terms as the Committee shall determine.

12.2.	Value of Performance Awards.
Each Performance Award shall have an initial cash value or an actual or target number of shares of Stock that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or the number shares of Stock subject to Performance Awards that will be paid out to the Grantee thereof.

12.3.	Earning of Performance Awards.
Subject to the terms of the Plan, after the applicable Performance Period has ended, the Grantee of Performance Awards shall be entitled to receive a payout of the value and/or the number shares of Stock subject to Performance Awards earned by the Grantee over such Performance Period.

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12.4.	Form and Timing of Payment of Performance Awards.
Payment of earned Performance Awards shall be made, as determined by the Committee, in the form, at the time, and in the manner described in the applicable Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, (a) may pay earned Performance Awards in the form of cash, shares of Stock, other Awards, other property or a combination thereof and (b) shall pay the value of the earned Performance Awards at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, any such payment in respect of Stock Units shall occur no later than the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under such Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement for the Awards.

12.5.	Performance Conditions.
The right of a Grantee to exercise or receive a grant or settlement of any Performance Award and the timing thereof, may be subject to the achievement of such Performance Measures as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Performance under any of the Performance Measures (i) may be used to measure the performance of (A) the Company, its Subsidiaries and other Affiliates as a whole, (B) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (C) any one or more business units or operating segments of the Company, any Subsidiary, and/or any other Affiliate, in each case as the Committee, in its sole discretion, deems appropriate and (ii) may be compared to the performance of one or more other companies, or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select Performance Measure specified in Section 2.25(e) for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also shall have the authority to provide for accelerated vesting of any Performance Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 12. For the avoidance of doubt, nothing herein is intended to prevent the Committee from granting Awards subject to subjective performance conditions (including individual performance conditions); provided, that such Awards shall not be considered Performance Awards under the Plan.

12.5.1.	Evaluation of Performance.
The Committee may provide in any Performance Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating, or non-recurring items and items that are either of an unusual nature or of a type that indicates infrequency of occurrence as a separate component of income from continuing operations; (f) acquisitions or divestitures; (g) impact of shares of Stock purchased through share repurchase programs; (h) tax valuation allowance reversals; (i) impairment expense; and (j) environmental expense.

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13.	PARACHUTE LIMITATIONS
If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment or benefit under the Plan shall be reduced or eliminated:
(a)    to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and
(b)    if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.
Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Committee shall have the right, in the Committee’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Company shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Options, then by reducing or eliminating any accelerated vesting of Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

14.	REQUIREMENTS OF LAW

14.1.	General.
The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares of Stock would constitute a violation by the Grantee, any other individual or entity exercising an Option, or the Company or an Affiliate of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares of Stock hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual or entity exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or the

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delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares of Stock unless the Committee has received evidence satisfactory to it that the Grantee or any other individual or entity exercising an Option may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2.	Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative with respect to such Awards to the extent permitted by law and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.	EFFECT OF CHANGES IN CAPITALIZATION

15.1.	Changes in Stock.
If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of Stock for which grants of Options and Stock Units may be made under the Plan (including the limits set forth in Section 6.2) shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option, but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options to reflect such distribution.

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15.2.	Reorganization in Which the Company Is the Surviving Entity Which Does Not Constitute a Corporate Transaction.
Subject to Section 15.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or Stock Unit theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or Stock Unit would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares of Stock remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

15.3.	Corporate Transaction in which Awards are not Assumed.
Upon the occurrence of a Corporate Transaction in which outstanding Options and Stock Units are not being assumed or continued, fifteen days prior to the scheduled consummation of such Corporate Transaction, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days and all Stock Units shall become fully vested as of immediately prior to the consummation of such Corporate Transaction.
With respect to the period during which Options can be exercised, (i) any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options shall terminate. The Committee shall send notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders.
In addition, the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options and Stock Units and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), equal to the product of the number of shares of Stock subject to such Options or Stock Units (the “Award Stock”) multiplied by the the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction, less, in the case of Options, the Option Price applicable to such Award Stock. For the avoidance of doubt, in the case of Options, where the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction less the Option Price, is less than or equal to zero, such Options may be canceled for no consideration in such Corporate Transaction.

15.4.	Corporation Transaction in which Awards are Assumed.
The Plan, Options and Stock Units theretofore granted shall continue in the manner and under the terms so provided in the event of any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options and Stock Units theretofore granted, or for the substitution for such Options and Stock Units for new common stock options and stock units relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option exercise prices in order to provide equivalent value to the Awards. In the event a Grantee’s Award is assumed, continued or substituted upon the consummation of any Corporate Transaction and his

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employment is terminated without Cause within one year following the consummation of such Corporate Transaction, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination.

15.5.	Adjustments.
Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. This Section 15.5 does not limit the Company’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of change of control events that are not Corporate Transactions.

15.6.	No Limitations on Company.
The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

16.	GENERAL PROVISIONS

16.1.	Disclaimer of Rights.
No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual or entity the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual or entity at any time, or to terminate any employment or other relationship between any individual or entity and the Company or any Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be provide Service. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

16.2.	Nonexclusivity of the Plan.
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options or stock units otherwise than under the Plan.

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16.3.	Withholding Taxes.
(a)    The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Laws to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option, the vesting of a Stock Unit or pursuant to any other Award. At the time of such vesting, lapse, issuance or exercise, as applicable, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided, however, that if there is a same day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which the same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 16.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

(b)    The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock; provided, however, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Grantee’s relevant tax jurisdiction).

(c)    Notwithstanding Section 2.16 or this Section 16.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 16.3, the Fair Market Value will be determined by the Committee in good faith using any reasonable method as it deems appropriate, to be applied consistently with respect to Grantees.

16.4.	Captions.
The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

16.5.	Other Provisions.
Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

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16.6.	Number and Gender.
With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

16.7.	Severability.
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8.	Governing Law.
The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the Commonwealth of Virginia, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

16.9.	Code Section 409A.
The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

*    *    *

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To record adoption of the Plan by the Board as of February 14, 2018, and approval of the Plan by the stockholders on ____________, 2018, the Company has caused its authorized officer to execute the Plan.

NVR, INC.
By:
Title:

NVR

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 2, 2018.

Vote by Internet

- Go to **www.envisionreports.com/NVR**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote **FOR** all nominees listed and **FOR** Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - C. E. Andrews	☐	☐	☐	05 - Ed Grier	☐	☐	☐	09 - David A. Preiser	☐	☐	☐
02 - Timothy M. Donahue	☐	☐	☐	06 - Manuel H. Johnson	☐	☐	☐	10 - W. Grady Rosier	☐	☐	☐
03 - Thomas D. Eckert	☐	☐	☐	07 - Mel Martinez	☐	☐	☐	11 - Susan Williamson Ross	☐	☐	☐
04 - Alfred E. Festa	☐	☐	☐	08 - William A. Moran	☐	☐	☐	12 - Dwight C. Schar	☐	☐	☐

Proposal	For	Against	Abstain
2. Ratification of appointment of KPMG LLP as independent auditor for the year ending December 31, 2018.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐
4. Adoption of the NVR, Inc. 2018 Equity Incentive Plan.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 P C F

02RHSB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — NVR, Inc.

Proxy for the Annual Meeting of Shareholders — May 2, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James M. Sack, Daniel D. Malzahn and Eugene J. Bredow, or any of them, as proxies (and if the undersigned is a proxy, as substitute proxies), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of NVR, Inc. held of record by the undersigned on March 2, 2018 at the Annual Meeting of Shareholders to be held at NVR's Corporate Headquarters, 11700 Plaza America Drive, Suite 500, Reston, Virginia, 20190, on Wednesday, May 2, 2018 at 11:00 A.M. and at any adjournments or postponements thereof.

If there are shares allocated to the undersigned in the NVR, Inc. Profit Sharing Trust Plan or the Employee Stock Ownership Plan, the undersigned hereby directs the Trustee to vote all full and fractional shares as indicated on the reverse of this card. Shares for which no voting instructions are received by April 27, 2018 will be voted by the Trustee in the same proportion as all other shares for which the Trustee has received voting instructions.

This proxy when properly executed will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted FOR the election of twelve nominees for director, FOR the ratification of appointment of KPMG LLP as independent auditor for the year ending December 31, 2018, FOR the advisory vote on the approval of executive compensation, and FOR the adoption of the NVR, Inc. 2018 Equity Incentive Plan.

The Board of Directors knows of no other business that will be presented at the meeting. If, however, other matters are properly presented, the designated proxies will vote the shares represented thereby in accordance with the recommendation of the Board as to such matters, or if no recommendation is made by the Board, then in accordance with such person's best judgment pursuant to the authority granted in the proxy.

C Non-Voting Items

Change of Address — Please print new address below.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.